Exhibit 10.1

Merger Agreement & Plan of Reorganization

By and among

Puget Technologies, Inc.,

A publicly held Nevada corporation subject to the reporting requirements imposed by Sections 13 and 15(d) of the Exchange Act

&

Now Health Corp.

A recently organized Florida corporation and consolidated subsidiary of Puget

&

Personal Care Medical Group, LLC

A Florida limited liability company doing business under the fictitious name “Glades Medical Centers”

&

Glades Medical Centers, LLC

A recently organized Florida limited liability company

&

Primary Medical Physicians, LLC

A Florida limited liability company

&

Glades Medical Centers of Florida, LLC

A recently organized Florida limited liability company

&

CARLOS H. ARCE

An individual, on his own behalf and as Attorney-in-Fact for the Glades group;

ROBBIE CHAMOUN

An individual, on his own behalf and managing members of Glades, GMC and PCMG;

DANIEL SIERRA

An individual, on his own behalf; and as a member of Glades

RAMON A. BERENGUER, MD

An individual, on his own behalf, as a member of Glades and as managing member of PMP

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

Table of Contents

Article One:	Definitions & Rules of Construction	2
1.1	Definitions:	2
1.2	Rules of Construction:	8
Article Two:	Plan of Merger	9
2.1	Merger	9
2.2	Performance Shares	11
2.3	Unregistered Status of the Exchange Shares and Performance Shares to Be Issued	12
2.4	Miscellaneous Aspects of the Merger
Article Three:	Representations & Warranties	13
3.1	The Glades Group	14
3.2	Puget and NHC	25
Article Four:	Covenants	35
4.1	The Glades Group	35
4.2	Puget and NHC	37
4.3	The Parties	38
Article Five:	Conditions	39
5.1	Conditions to Obligations of Each Party to Effect the Merger	39
5.2	Additional Conditions to Obligations of the Glades Group	39
5.3	Additional Conditions to the Obligations of Puget and NHC	40
Article Six:	Closing	41
6.1	Closing Dates	41
6.2	Items to be delivered at Closing by the Glades Securities Holders	41
6.3	Items to be delivered at Closing by Puget	42
6.4	Completion of Closing	42
Article Seven:	Default or Termination	43
7.1	Termination	43
7.2	Effect of Termination	44
7.3	Failure of Conditions
7.4	Termination without Default
Article Eight:	Confidentiality	44
8.1	Glades’ Business Information	44
8.2	Puget’s Business Information	45
Article Nine:	Miscellaneous	45
9.1	Expenses	45
9.2	Assignability	46
9.3	Counterparts & Facsimile Execution	46
9.4	Remedies	46
9.5	Survival of Condition Subsequent, Representations and Warranties, Covenants	46
9.6	Third-Party Beneficiaries	47
9.7	Severability	47
9.8	Entire Agreement	47
9.9	Amendments, Extensions & Waiver	47
9.10	Exhibits	48
9.11	Negotiated Transactions	48
9.12	Governing Laws, Venue and Dispute Resolution	48
9.13	Notices	50
9.14	Further Assurances	50
9.15	Benefit of Agreement	51
9.16	License	51
9.17	Broker	51
9.18	Counterparts

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

Exhibits

Exhibit	Description
0.1	The Glades Securities Holders
0.2	The Glades Securities Holders Powers of Attorney
2.1.A	Allocation of the Exchange Shares among the Glades Securities Holders
3.1	The Glades Securities Holders warranty exceptions
3.1.A	Glades Group’ Material contracts, agreements and understandings
3.1.C-1	Glades, GMC, PCMG and PMP Real Property
3.1.C.2	Glades, GMC, PCMG and PMP Leases
3.1.D	Glades, GMC, PCMG and PMP Permitted Encumbrances and Acceptable Liabilities
3.1.E	Exceptions to Glades, GMC, PCMG and PMP Tax Related Representations
3.1.F	Glades, GMC, PCMG and PMP subsidiaries
3.1.G	Glades, GMC, PCMG and PMP Employment Related Issues
3.1.H.6	Glades, GMC, PCMG and PMP consents required
3.1.I.2	Glades, GMC, PCMG and PMP Insurance Policies
3.1.J-1	Glades, GMC, PCMG and PMP Intellectual Property
3.1.J.7	Glades, GMC, PCMG and PMP Confidentiality Agreements
3.1.K	Glades, GMC, PCMG and PMP Litigation
3.2	Puget and NHC Warranty Exceptions
3.2.B	Puget securities issuance obligations
3.2.C	Puget and NHC post financial statement changes
3.2.M	Puget and NHC contracts and commitments
4.1.D	Glades. GMC and PMP Essential Personnel Agreements

Items to be delivered at Closing by the Glades Group

1.	Good standing certificates for Glades. GMC and PMP
2.	Certified copies of resolutions passed by the Glades Group
4.	Certificate attesting that representation, warranties, exhibits and schedules remain materially true and accurate.
5.	Opinion of counsel
6.	Specific affidavit concerning compliance with or waiver of applicable conditions precedent
7.	Articles of Merger

Items to be delivered at Closing by Puget and NHC

1.	A lien and judgement search
2.	A good standing certificate
3.	Certified copies of resolutions passed by Puget’s and NEC’s boards of directors
4.	Certificate attesting that representation, warranties, exhibits and schedules remain materially true and accurate.
5.	Instructions to transfer agent re issuance of the Exchange Shares
6.	Opinion of counsel
7.	Specific affidavit concerning compliance with or waiver of applicable conditions precedent
8.	Articles of Merger

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

Merger Agreement & Plan of Reorganization

This Merger Agreement & Plan of Reorganization (hereinafter referred to collectively with all exhibits and schedules as the “Agreement”) is made and entered into by and among Puget Technologies, Inc., a publicly held Nevada corporation subject to reporting requirements imposed by Sections 13 and 15(d) of the Exchange Act (“Puget”); Now Health Corp., a Florida corporation and consolidated subsidiary of Puget (“NHC”); Glades Medical Centers of Florida, LLC, a Florida Limited Liability company (“Glades”); Glades Medical Centers LLC, a Florida limited liability company (“GMC”); Personal Care Medical Group, LLC, a Florida limited liability company (“PCMG”); Primary Medical Physicians, LLC, a Florida limited liability (“PMP”; Glades, GMC, PCMG and PMP being hereinafter collectively referred to as the “Glades Group”); Carlos H. Arce, on his own behalf, as a member of Glades and PMP and as the attorney-in-fact for the hereinafter defined Glades Group (“Mr. Arce”); Robbie Chamoun, on his own behalf and as one of the two managing members of Glades and as the managing member of GMC and PCMG (“Mr. Chamoun”); Daniel Sierra, on his own behalf and as one of the four members of Glades (“Mr. Sierra”); and, Ramon A. Berenguer, MD, on his own behalf and as one of the four members of Glades and as managing member of PMP (“Dr. Berenguer”; Mr. Arce, Mr. Chamoun, Mr. Sierra and Dr. Berenguer being hereinafter collectively referred to as the “Glades Securities Holders” and generically as a “Glades Securities Holder”; the Glades Securities Holders, Glades, GMC, PCMG and PMP being hereinafter collectively referred to as the “Glades Group”; and, Puget, NHC and the Glades Group being sometimes hereinafter collectively referred to as the “Parties” or generically as a “Party”.

Preamble:

Description of the Glades Group’s business:

Glades Medical Centers of Florida LLC was organized on August 5, 2021 (Florida Department of State Document Number: L21000353989 and Federal Employer Identification Number 87-2175765), as a joint venture between Primary Medical Physicians, LLC, a Florida limited liability company organized on February 18, 2021 (Florida Department of State Document Number: L21000093165 and Federal Employer Identification Number 86-2427837, Personal Care Medical Group, LLC, a Florida limited liability company organized on January 29, 2010 (Florida Department of State Document Number: L10000010944 and Federal Employer Identification Number 27-1837909, doing business in Dade County, Florida under the fictitious name Glades Medical Centers, registration number G16000009591 filed on January 26, 2016 Federal Employer Identification Number 27-1837909) and Glades Medical Centers LLC, a Florida limited liability company organized on May 28, 2014 (Florida Department of State Document Number: L14000085731 and Federal Employer Identification Number 47-0992920. Each of the foregoing is collectively and collaboratively involved in the professional activities described in their Internet websites found at https://gladesmedicalcenters.com/ and http://primarymedphysicians.com/ and their activities are licensed by the State of Florida through the Agency for Health Care Administration as well as subject to conditions imposed by major insurance carriers as well as government insurance programs such as Medicaid with which it coordinates its activities. They are collectively a primary care group focused on geriatric medicine specific to patients with Medicare Advantage, internal medicine, family medicine for patients 18 and over specific to commercial insurances, Medicaid and ACA plans.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

Whereas, the Glades Securities Holders (as specifically identified in exhibit 0.1 annexed hereto and made a part hereof and which includes all relevant identifying and contact data for the Glades Securities Holders) collectively own all of the outstanding and reserved securities, equity interests and membership rights of every kind in Glades, GMC, PCMG and PMP; and

Whereas, the Parties desire that Glades, GMC, PCMG and PMP merge into NHC with all securities thereof converted into 200,000 shares of Puget’s Class B Convertible Preferred Stock (the “Exchange Shares”) upon the terms and subject to the conditions herein set forth in compliance with the provisions of Section 368(a)(1)(A) of the Code (the “Merger”) and that during the three years following Closing, Puget make available to Glades a $1,000,000 line of Credit (the “Line of Credit”); and

Whereas, each of the Glades Securities Holders, as individuals and as members or managing members of Glades, GMC, PCMG and PMP, have executed irrevocable powers of attorney irrevocably appointing Mr. Arce as their attorney-in-fact and exclusive agent to negotiate this Agreement on their behalf and to execute all documentation relating thereto as if done by them, copies of such powers of attorney being annexed hereto and made a part hereof as collective exhibit 0.2 (the “Glades Securities Holders Powers of Attorney”); and

Whereas, the Board of Directors of Puget and NHC and the members of Glades, GMC, PCMG and PMP have approved and adopted this Plan of Merger;

Whereas, Puget, NHC and the Glades Group desire to make certain representations and warranties and other agreements in connection with the Merger and to provide very specific and detailed conditions that must be either met or waived by the Parties prior to Closing:

Now, therefore, in consideration of the entry of the Parties into this Agreement, as well as the sum of ten dollars, the mutual promises herein exchanged and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Witnesseth:

Article One: Definitions & Rules of Construction

1.1	Definitions:

As used in this Agreement, the following words, terms and phrases will have the meanings ascribed to them below:

A.	“Acceptable Liabilities” will mean liabilities, either actual, accrued or contingent which have been specifically described in this Agreement or in its Schedules or Exhibits.

B.	“Affiliate” will mean an entity or person that controls, is controlled by or is under common control with another person and their immediate families.

C.	“Agreement” will mean this Merger Agreement & Plan of Reorganization together with all referenced exhibits and schedules.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

D.	“Articles of Merger” will mean the instruments called for under Florida Statutes, Section 605.1025 which must be filed with the State of Florida’s Department of State, Division of Corporations, as a condition to Closing on the Merger.

E.	“Blue Sky Laws” will mean the securities laws, rules, regulations and judicial decisions and interpretations of state securities laws.

F.	“Books and Records” will mean all books, records, bank statements, budgets, financial statements, correspondence, computer programs, software developments, trade secrets, customer lists, supplier lists, site plans, surveys, plans and specifications, marketing materials, floor plans, tax assessment records, billing and collection records, engineering plans and specifications, as-built drawings, development plans and all other records.

G.	“Business Development Company” will mean an organization that invests in small- and medium-sized companies as well as distressed companies and helps the small- and medium-sized firms grow in the initial stages of their development in the nature of a closed end investment fund, but subject to more limited requirements under the Investment Company Act pursuant to the provisions of Sections 54(a) through 65 thereof.

H.	“Capital Stock” will mean the generic term used for equity securities, whether common stock, preferred stock, limited liability company interests, or otherwise.

I.	“Client and Customer Agreements” will mean all firm orders from customers for the purchase of goods or services.

J.	“Close” or “Closing” will mean the consummation of the transactions contemplated by this Agreement.

K.	“Closing Date” will mean the date that the Closing takes place.

L.	“Closing Documents” will mean all of the documents and instruments which the Parties must exchange as a condition to Closing.

M.	“Code” will mean the United States Internal Revenue Code of 1986, as amended.

N.	“Commission” will mean the United States Securities and Exchange Commission.

O.	“Contracts” will mean all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, subleases, mortgages, franchises, licenses, commitments or binding arrangements, express or implied, oral or written, whether or not enforceable.

P.	“Dependent Service Agreements” will mean the Contracts, alliances or joint ventures entered into with third parties for the generation of business for or the provision of services, supplies, equipment, media placement, personnel or access to facilities, equipment or time, software or other computer-related items, for the benefit or use of clients or customers.

Q.	“Disputed Item(s)” will mean any disputes that are not resolved by reference to specific provisions of this Agreement, without recourse to this Agreement’s dispute resolution procedures.

R.	“Effective Date” will mean the date on which the Merger is concluded and the Glades Securities Holders becomes a shareholder of Puget in compliance with the requirements of Section 368(a)(1)(A) of the Code and the laws of the State of Florida.

S.	“Employee Benefit Plan” will mean any: Non-qualified deferred compensation or retirement plan or arrangement which is a:

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

1.	Qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan including any Multi-employer Plan as defined in ERISA Section 3[37]); or

2.	Qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan.

T.	“Employee Pension Benefit Plan” will have the meaning set forth in ERISA Section 3(2).

U.	“Encumbrance” will mean any title defect, mortgage, assignment, pledge, hypothecation, security interest, title or retention agreement, levy, execution, seizure, attachment, garnishment, deemed trust, lien, easement, option, right or claim of others, or charge or encumbrance of any kind whatsoever.

V.	“ERISA” will mean the Employee Retirement Income Security Act of 1974, as amended.

W.	“Exchange Act” will mean the Securities Exchange Act of 1934, as amended.

X.	“Exchange Agent” will mean the person or entity responsible following the Closing, for issuing and delivering the shares of Puget’s Class B Convertible Preferred Stock to the Glades Securities Holders.

Y.	“Exchange Shares” will mean the 200,000 shares of Puget’s Class B Convertible Preferred Stock to be exchanged for Glades Group’s Securities.

Z.	“Exchange Shares Allocation” shall mean the manner in which the Exchange Shares will be allocated among the Glades Securities Holders.

AA.	“FINRA” will mean the Financial Industry Regulatory Authority, Inc., a private corporation that acts as a self-regulatory organization and the successor to the National Association of Securities Dealers, Inc. and the member regulation, enforcement, and arbitration operations of the New York Stock Exchange.

BB.	“Glades” will mean Glades Medical Centers of Florida, LLC, a Florida limited liability company organized on August 5, 2021 (Florida Department of State Document Number: L21000353989 and Federal Employer Identification Number 87-2175765) as a joint venture between GMC and PMP. For purposes of representations, warranties, covenants, conditions, etc., under this Agreement, the defined term “Glades” will include identical representations, warranties, covenants, conditions, etc., as to its two component entities described above.

CC.	“Glades Declarants” will mean the Glades Attorney-in-Fact, the Glades Securities Holders, Glades, GMC, PCMG and PMP (and any successors thereto).

DD.	“Glades Group” will mean the Glades Securities Holders, Glades, GMC, PCMG and PMP, jointly and severally.

EE.	“Glades Group’s Attorney-in-Fact” will mean Mr. Arce, acting at the designated general agent for the Glades Group for any matters pertaining to this Agreement, including, without limitation, the negotiation on the Agreement, the Closing thereon, and matters involving the Parties performance hereunder pursuant to the irrevocable general powers of attorney comprising exhibit 0.2 annexed hereto and made a part hereof.

FF.	“Glades Group’s Exhibits” will mean the exhibits referenced by the section designations of this Agreement as to which they apply, and constituting a Material component of this Agreement.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

GG.	“Glades Group’s Schedules” will mean the schedules referenced by the section designations of this Agreement as to which they apply annexed to this Agreement and constituting a Material component of this Agreement.

HH.	“Glades Group’s Financial Statements” will mean the unaudited internally prepared financial statements for Glades, GMC, PCMG and PMP provided to Puget by the Glades Group.”

II.	“Glades Group’s Intellectual Property” will mean (i) all United States and foreign patents and patent applications owned or controlled by Glades, GMC, PCMG or PMP; (ii) all federal, state, and foreign trademark and service mark registrations and applications with respect to the trademarks and service marks which Glades, GMC, PCMG or PMP is using, or intends to use, and those trademarks and service marks owned or controlled by Glades, GMC, PCMG or PMP or licensed to Glades, GMC, PCMG or PMP for which no application for registration is pending; (iii) all United States copyright registrations and applications owned or controlled by Glades, GMC, PCMG or PMP or licensed to Glades, GMC, PCMG or PMP; and (ii) all license and other rights in any third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including without limitation the types of intellectual property and tangible and intangible proprietary information described in (i), (ii) or (iii) above, that are in either case owned or held by or on behalf of Glades, GMC, PCMG or PMP or that are being used in their respective businesses as they have been or are currently conducted.

JJ.	“Glades Group’s Securities” shall have the meaning used by the Commission for federal securities law purposes which includes, without limitation, all outstanding equity interests in Glades, membership rights, shares of their equity securities and all options or rights to acquire their securities.

KK.	“Glades Securities Holders” shall mean Messrs. Arce, Chamoun and Sierra and Dr. Berenguer, the persons and entities specified in the introductory paragraph to this Agreement and in exhibit 0.1.

LL.	“Glades Group’s Warranty Exceptions” will mean those exceptions to the representations and warranties made by the Glades Group relating to Section 3.1 hereof specifically disclosed in individual exhibits made part of this Agreement.

MM.	“GMC” will mean Glades Medical Centers LLC, a Florida limited liability company organized on May 28, 2014 (Florida Department of State Document Number: L14000085731 and Federal Employer Identification Number 47-0992920 and one of the two members of Glades.

NN.	“Governmental Entity” means agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or later in existence.

OO.	“Hazardous Waste” will mean any waste, substance or material, in any physical state, designated as hazardous by the United States Environmental Protection Agency under the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et. seq., any regulations promulgated thereunder, or comparable laws or regulations of the state, county or local governmental unit having jurisdiction thereof, or determined under binding judicial decisions thereunder.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

PP.	“Investment Company Act” will mean the Investment Company Act of 1940, as amended.

QQ.	“IRS” will mean the United States Internal Revenue Service.

RR.	“Knowledge” or any derivations or variations thereof, whether in the form of a word or phrase, when used to qualify a representation or warranty, will mean knowledge after reasonable inquiry by a senior executive officer of the legal entity on whose behalf the assertion is made and will include information that such legal entity should have had in the exercise of reasonable diligence.

SS.	“Leased Realty” will mean all Real Property that is leased, rather than owned in fee simple.

TT.	“Line of Credit” will mean a three year, $1,000,000 revolving line of credit, with interest payable at the rate charged by Citibank, NA to its most favored debtors for similar lending arrangements, arranged by or provided by Puget to Glades for use in its business operations following final closing on the Limited Offering but not later than December 31, 2021.

UU.	“Material Contracts” will mean those Contracts not made in the ordinary course of business that will be performed after the date of this Agreement or that were entered into not more than two years before the date of this Agreement.

VV.	“Material” or any derivations or variations thereof, whether in the form of a word or phrase when used to qualify a representation or warranty will mean a variance that could have negatively affected a decision by a reasonably prudent person to engage in the transactions contemplated by this Agreement, and will be measured both on the occasion in which such term is referenced as well as on an aggregate basis with other similar matters.

WW.	“Merger” will mean the effectuation of the merger of the Glades Group into NHC, as contemplated by this Agreement.

XX.	“Net Tangible Assets” will mean total assets less intangible assets and liabilities, as defined for purposes of Exchange Act Section 3(a)(51) and Rule 3a-51-1(g) promulgated thereunder.

YY.	“NHC Exhibits” will mean the exhibits referenced by the Section designations of this Agreement as to which they apply, annexed at the direction of Puget to this Agreement and constituting a material component of this Agreement.

ZZ.	“NHC Financial Statements” will mean the Puget unaudited internally prepared financial statements included in Puget’s Exchange Act Reports.

AAA.	“NHC Schedules” will mean the schedules referenced by the Section designations of this Agreement as to which they apply annexed to this Agreement and constituting a Material component of this Agreement.

BBB.	“NHC’s Warranty Exceptions” will means those exceptions to the representations and warranties made by Puget in this Agreement as disclosed in exhibit 3.2, et. seq.

CCC.	“Parent” will mean an Affiliate such person directly, or indirectly through one or more intermediaries, as defined in Rule 405 of Commission Regulation C.

DDD.	“PCAOB” will mean the Public Company Accounting Oversight Board (PCAOB), a nonprofit corporation created by the Sarbanes–Oxley Act of 2002 to oversee the audits of public companies and other issuers in order to protect the interests of investors and further the public interest in the preparation of informative, accurate and independent audit reports. the PCAOB also oversees the audits of broker-dealers, including compliance reports filed pursuant to federal securities laws, to promote investor protection. All PCAOB rules and standards must be approved by the U.S. Securities and Exchange Commission.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

EEE.	“Performance Shares” will mean $200,000 in shares of Class B Convertible Preferred Stock reserved for issuance during the three years following Closing based on the performance of the Glades Group during such period.

FFF.	“Permits” and “Licenses” will mean all government permits, licenses, authorizations, certificates of occupancy and approvals which are possessed by the declaring Party.

GGG.	“Permitted Encumbrance” will mean those specific Encumbrances detailed in exhibits annexed hereto and made a part hereof, but only to the extent, including duration, amounts and nature specified therein.

HHH.	“PMP” will mean Primary Medical Physicians, LLC, a Florida limited liability company organized on February 18, 2021 (Florida Department of State Document Number: L21000093165 and Federal Employer Identification Number 86-2427837 and one of the two members of Glades.

III.	“Principal Executive Officers” will mean all executive officers of the respective Party, primarily including the chief executive officer, the managing member, the chief operating officer, the chief financial officer, the chairman, the president, the senior vice president, the treasurer and the secretary.

JJJ.	“Puget” will mean Puget Technologies, Inc., a publicly held Nevada corporation subject to the reporting requirements imposed by Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and NHC’s Parent.

KKK.	“Puget’s Class B Convertible Preferred Stock” shall, unless otherwise specified, mean Puget’s Class B Convertible Preferred Stock, $0.01 par value, as adjusted pursuant to alterations such as stock splits, reverse stock splits, increases in authorization etc.

LLL.	“Puget’s Current Limited Offering” shall mean a limited offering of $20,000,000 in Puget’s Class B Convertible Preferred Stock in reliance of Commission Rule 506(b).

MMM.	“Puget Financial Statements will mean the audited and unaudited financial information filed by Puget in its Exchange Act Reports.

NNN.	“Puget’s Pending Acquisitions” will mean the proposed acquisitions by Puget described in Exchange Act Reports, including the proposed acquisitions of Behavioral Centers of South Florida LLC, a Florida limited liability company; D & D Rehab Center, Inc., a Florida corporation; and, Care Suites LLC, a Delaware limited liability company.

OOO.	“Puget’s Revolving Loan Agreement” will mean the agreement entered by Puget with Qest for short term debt financing during December of 2020.

PPP.	“Qest” will mean Qest Consulting Group, Inc., a Colorado corporation, Puget’s “Parent”, strategic consultant and revolving loan creditor.

QQQ.	“Real Property” will mean all real property rights or ownership interests belonging to the declaring Party.

RRR.	“Regulation S-K” will mean the prescribed regulation promulgated by the Commission with respect to disclosure requirements for filings used by public companies under the various securities acts.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

SSS.	“Regulation S-X” will mean the prescribed regulation promulgated by the Commission that lays out the specific form and content of financial reports, specifically the financial statements of public companies.

TTT.	“Revolving Loan Agreement” will mean the agreement entered into during December of 2020 pursuant to which Qest agreed to provide Puget with a short term, limited line of credit.

UUU.	“Rule 506(b)” will mean Rule 506(b) of Commission Regulation D promulgated under authority of the Securities Act.

VVV.	“Securities Act” will mean the Securities Act of 1933, as amended.

WWW.	“State Securities Act Exemptions” will mean exemptions from applicable pre-registration requirements provided by the laws, rules or regulations governing transactions in securities in the states in which the Glades Securities Holders is organized or in which its shareholders are domiciled.

XXX.	“Substantial Compliance” will mean compliance which the Party for whose benefit or at whose request an act is performed, or for whose benefit or at whose request an act is refrained from could under the circumstances be reasonably expected to accept as full compliance.

YYY.	“Surviving Corporation” will mean NHC immediately following the Closing then including all of the operations and assets of Glades, GMC, PCMG and PMP but subject to all the disclosed liabilities and obligations of Glades, GMC, PCMG and PM, it having been represented and warranted that Glades, GMC, PCMG and PM have no liabilities or obligations other than those associated with or disclosed pursuant to this Agreement.

ZZZ.	“Tax Return” will mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

AAAA.	“Tax” or collectively or generically, “Taxes,” will mean any and all, state, local or foreign income, gross receipt, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including any tax under Code Section 59a.), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. Additional defined terms may be specified in certain sections and subsections below, particularly with reference to statutory definitions, and are characterized by the use of quotation marks and initial letter capitalization.

1.2	Rules of Construction:

A.	When a reference is made in this Agreement to schedules or exhibits, such reference will be to a schedule or exhibit to this Agreement unless otherwise indicated.

B.	The words “include,” “includes” and “including” when used herein will be deemed in each case to be followed by the words “without limitation.”

C.	The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

D.	The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

E.	All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

F.	The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Parties drafting such agreement or document.

Article Two: Plan of Merger

2.1	Merger

A.	Merger.

1.	On the Effective Date, Glades, GMC, PCMG and PMP shall be merged with and into NHC, which shall be, and is herein sometimes referred to as, the Surviving Corporation.

2.	The Surviving Corporation shall continue to be governed by the laws of the State of Florida and the separate corporate existence of the Glades, GMC, PCMG and PMP shall cease forthwith upon the Effective Date.

B.	Articles of Incorporation and By-Laws.

The Articles of Incorporation of NHC and the By-Laws of NHC on the Effective Date shall remain the Articles of Incorporation and the By-Laws of the Surviving Corporation.

C.	Shares.

1.	On the Effective Date each issued and outstanding equity interest in Glades, GMC, PCMG and PMP shall be cancelled and converted into the Exchange Shares and all theretofore outstanding NHC Common Stock shall remain issued and outstanding, there being no change in NHC’s authorized capitalization.

2.	The Exchange Shares shall be allocated among the Glades Securities Holders in the manner specified in exhibit 2.2.C.2 annexed hereto and made a part hereof (the “Exchange Shares Allocation”).

D.	Directors.

The directors of NHC on the Effective Date shall be the directors of the Surviving Corporation and shall hold office until their respective successors shall have been elected and qualified in accordance with the By-Laws of the Surviving Corporation and as otherwise provided by law.

E.	Officers.

The officers of the NHC on the Effective Date together with Mr. Sierra as vice president of operations, Mr. Chamoun as vice president for strategic affairs and Dr. Berenguer as vice president and chief medical officer and shall hold office until their respective successors shall have been elected and qualified in accordance with the By-Laws of the Surviving Corporation and as otherwise provided by law.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

.	F.	Effects of Merger.

1.	The effect of the Merger at the Effective Date, shall be as provided by Sections 607.1101 through 11101, Florida Statutes.

2.	Without limiting the generality of the foregoing and subject thereto, upon the Effective Date, the separate existence of Glades, GMC, PCMG and PMP shall cease and the Surviving Corporation shall possess all of their rights, privileges, immunities, powers, authority and franchises, of a public as well as of a private nature, and the Surviving Corporation shall, subject to the following condition subsequent, be subject to all of the restrictions, liabilities, obligations and duties of each of Glades, GMC, PCMG and PMP; and all property, real, personal and mixed, and all debts, liabilities and obligations due to each of Glades, GMC, PCMG and PMP on whatever account or belonging to any of Glades, GMC, PCMG or PMP shall be vested in the Surviving Corporation without further act or deed; and all property, rights, privileges, immunities, powers, authority and franchises, all and every other interest, shall be thereafter as effectually the property of the Surviving Corporation as they were of Glades, GMC, PCMG or PMP; and all rights of creditors and all liens upon any property of each of Glades, GMC, PCMG and PMP shall not revert or be in any way impaired by reason of this Merge.

3.	Any action or proceeding pending by or against each of Glades, GMC, PCMG or PMP at the Effective Date may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in such entities’ place.

G.	Amendments.

Notwithstanding approval of this Plan of Merger by the directors and members of Glades, GMC, PCMG and PMP, the Board of Directors of NHC and the managing members of Glades, GMC, PCMG and PMP may amend this Plan of Merger by written agreement at any time prior to the Effective Date; provided that any such amendment shall not (a) alter the amount or kind of consideration to be received in exchange for ownership and membership interests in Glades, GMC, PCMG and PMP, (b) alter any term of the Articles of Incorporation or By-Laws of NHC, or (c) alter the: terms and conditions of this Plan of Merger if such alteration would adversely affect the holder of capital stock or equity of either Party.

I.	Effective Date of Merger.

As soon as practicable after the completion of Puget’s Current Limited Offering and the completion of due diligence by the Parties (the “Effective Date”).

J.	Termination.

1.	Notwithstanding approval of this Plan of Merger by the directors, shareholders and members of the Parties, this Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Date by mutual consent of the Boards of Directors and members of the Parties.

2.	Either NHC, Puget or Glades, GMC, PCMG and PMP may unilaterally terminate this Plan of Merger if the Limited Offering of Puget securities is not closed upon on or before 5:00 p.m., Eastern Daylight Savings Time on December 31, 2021.

K.	Intended Tax Consequences

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

It is the intent of the Parties that the Merger be structured and implemented as a tax free merger pursuant to Section 368(a)(1)(A) of the Code and each hereby agrees to amend this Agreement, as reasonably required to attain such result.

L.	Alternative Structure of the Contemplated Transaction:

1.	Notwithstanding the foregoing, if agreeable to the Parties, the definitive merger may be postponed and the transaction treated as a two-step transaction, first a reorganization pursuant to Section 368(a)(1)(B) of the Code involving an exchange of all the securities, equity and ownership interests and rights of Glades, GMC, PCMG and PMP for the Exchange Shares pursuant to which Glades, GMC, PCMG and PMP would each become wholly owned subsidiaries of NHC and NHC their only and managing member or sole stockholder, and the Glades Securities Holders would become holders of the Exchange Shares, and thereafter, at the election of NHC, one or more of Glades, GMC, PCMG and PMP could be merged into NHC.

2.	In such event, all provisions of this Agreement not legally incompatible with such reorganization would remain in full force and effect.

2.2	Performance Shares

In addition to the Exchange Shares, Puget will reserve additional shares of its Class B Convertible Preferred Stock (the “Performance Shares”) for potential future issuance to the Glades Group segment of NHC for redistribution among its employees, potentially including the Glades Securities Holders, based on their contributions to development of NHC’s business, in annual installments as follows:

A.	The total number of Performance Shares shall be based on the sum of $200,000 divided by the last sales price therefor reported at the close of business during the ten business days preceding the end of the applicable year set forth below.

1.	For the year ended December 31, 2022, an amount equal to one half of the Performance Shares if Glades together with its consolidated subsidiaries has earned, on an accrual basis in accordance with GAAP, Net, Post-Tax Profits of not less than $1,000,000; and

2.	For the year ended December 31, 2023, an amount equal to one half of the Performance Shares if Glades together with its consolidated subsidiaries has earned, on an accrual basis in accordance with GAAP, Net, Post-Tax Profits of not less than $2,000,000.

B.	In the event that the foregoing Net, Post-Tax Profits (determined under the cash method of accounting in compliance with GAAP) are not attained during the time periods set, then:

1.	If the Net, Post-Tax Profits (determined under the cash method of accounting in compliance with GAAP) are less than 33% of the required threshold during any subject 12 month period, the Performance Shares for such period will be forfeited;

2.	If the Net, Post-Tax Profits (determined under the cash method of accounting in compliance with GAAP) are between 33% and 80% of the required threshold during any subject 12 month period, the Performance Shares for such period and the required threshold will be carried over to the next year, increasing both the aggregate threshold and the aggregate shares attainable for such year; and

3.	If the Net, Post-Tax Profits (determined under the cash method of accounting in compliance with GAAP) are between 80% and 100% of the required threshold during the subject 12 month period, the Performance Shares for such period will be prorated.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

C.	In each of the foregoing instances, the holders of such securities may be granted piggyback registration rights (i.e., in the event that Puget files a registration statement for any of its securities, it will, on request, include the Performance Shares received facilitating their resale prior to the time otherwise applicable holding period would have expired); however, in such case, there likely to be contractual restrictions on sales as a condition to such registration.

D.	The Performance Shares will be issued as follows:

1.	Within ten days after delivery of the Puget consolidated audit (including the Glades Group’s financial results as a segment of NHC) on which the number of the Performance Shares will be based, Puget will deliver to the Glades Group’s Attorney-in-Fact an original directive comprised of a cover letter to Puget’s transfer agent directing it to issue the Performance Shares called for at Puget’s expense, a corporate resolution authorizing and directing the issuance of the Performance Shares and an opinion of counsel to Puget, directed to Puget’s transfer agent, authorizing the issuance of the Performance Shares which the Glades Group’s Attorney-in-Fact will cause to be delivered to Puget’s transfer agent.

2.	The Glades Securities Holders will thereupon allocate the Performance shares among the employees of its segment of NHC, possibly including the Glades Securities Holders, as they shall have determined appropriate.

2.3	Unregistered Status of the Exchange Shares and Performance Shares to Be Issued

The Exchange Shares and the Performance Shares will be issued without registration under the Securities Act in reliance on the exemptive provisions of Sections 4(a)(2) thereof pertaining to non-public offerings and in compliance with the State Securities Act Exemptions, compliance with which is predicated on the following representations and warranties by the Glades Securities Holders and the recipients of the Performance Shares:

A.	(1)	The Parties acknowledge that Puget is delayed in the filing of certain of its reports on Forms 10-K and 10-Q with the Commission but current in the filing of its most recent reports on Forms 10-K and 10-Q and that the delinquent reports, including financial statements, are in the process of preparation.

(2)	That the most recent reports on Form 10-K, Form 10-Q and Form 8-K have been made available to the Glades Group who have reviewed all such reports and have, either directly or through a representative, been granted access to all of Puget’s officers and directors for purposes of providing all disclosure required under applicable federal and state securities laws in conjunction with the exchange contemplated by this Agreement.

B.	Furthermore, the Glades Securities Holders have had (and the recipients of the Performance Shares will have had) access through the Commission’s Internet web site at www.sec.gov, in the EDGAR Archives sub-cite, to all of Puget’s reports filed with the Commission, will have reviewed all such reports and will have, either directly or through a representative, been granted access to all of Puget’s officers and directors for purposes of providing all disclosure required under applicable federal and state securities laws in conjunction with the exchange contemplated by this Agreement.

C.	The Glades Securities Holders have been advised (and the recipients of the Performance Shares will be advised) that:

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

1.	The securities to be issued by Puget in consideration for the Merger and as Performance Shares have not been registered under the Securities Act, the Exchange Act or any comparable state securities laws, but rather, are being issued in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof and under the Florida Securities and Investors Protective Act pursuant to Section 517.061(11) thereof;

2.	All certificates for the shares of Puget’s Class B Convertible Preferred Stock will bear legends restricting any transactions therein, directly or indirectly, unless they are first registered under applicable federal and state securities laws or the proposed transaction is exempt from such registration requirements, and such facts are demonstrated to the satisfaction of Puget and its legal counsel based on such third party legal opinions, affidavits and transfer agency procedures as Puget will reasonably require or have in place generally;

3.	Puget’s transfer agent will be instructed to decline transfers of certificates for the shares of Puget’s Class B Convertible Preferred Stock to be issued pursuant to this Agreement unless the foregoing requirements have been met and have been confirmed as having been met by a duly authorized officer of Puget.

D.	Puget’s Class B Convertible Preferred Stock is not currently publicly traded although Puget’s Common Stock is currently quoted on the Pink Open Market under symbol “PUGE”; however, at present, none of Puget’s securities are listed for trading over the NASDAQ National Market, the New York Stock Exchange or any other exchange; thus, while Puget hopes to eventually list its securities for trading on an exchange at some time after Closing, no assurances can be provided as to when or if that aspiration will be realized and until then, its securities (currently only its Common Stock) will be traded only in the over-the-counter market.

E.	Each of the Glades Securities Holders have independently determined (and each recipient of Performance Shares will independently determine) through his, her or its own legal counsel that all requirements of his, her or its state of domicile for the issuance of the shares of Puget’s Class B Convertible Preferred Stock called for by this Agreement have been met, or will have been met, prior to Closing, by such legal counsel acting on behalf of the Parties to this Agreement, other than in conjunction with the post-Closing filing requirements with the Commission and any state securities divisions.

F.	The Parties acknowledge that with reference to Parties in the State of Florida, they have each relied on the transactional exemption from applicable registration requirements provided by Florida Statutes Section 517.061(11).

Article Three: Representations & Warranties

Explanatory Note: As a reporting company under the Exchange Act, Puget is required to takes steps to assure that its financial statements and other documentation will be auditable in the future and that it will be able to document compliance with applicable laws necessary for filings under the Securities Act and the Exchange Act. The extensive nature of the following representation and warranties is based on the requirements of federal securities regulations, especially Commission Regulations S-K and S-X, which require that extensive questions be asked and responded to, whether or not relevant to the particular transaction. Consequently, in many, perhaps even most cases, responses will be either “None” or “Not Applicable”, but even such responses permit Puget to facilitate compliance with its responsibilities under applicable securities and other applicable laws.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

3.1	The Glades Group

As a Material inducement to Puget’s and NHC’s entry into this Agreement and issuance of the Exchange Shares as consideration for the Merger, the Glades Group Declarants hereby acknowledge, represent and warrant that, to the best of their Knowledge, except as specifically disclosed in individual exhibits relating to this Section 3.1 annexed hereto and made a part hereof (the “Glades Group’s Warranty Exceptions”):

A.	Other than the patient, provider and customer agreements and contracts that are entered into in the normal course of business or otherwise disclosed in exhibit 3.1.A, neither Glades, GMC, PCMG or PMP is a party to any Material contract, agreement, understanding or instrument nor are any of its assets or operations subject to any Material contract, agreement, understanding or instrument.

B.	Organization and capitalization of Glades, GMC, PCMG and PMP:

1.	Glades, GMC, PCMG and PMP are each currently organized and in good standing as Florida limited liability companies, all ownership rights and membership interests in which are owned in fee simple absolute and subject to no liens or encumbrances.

2.	All ownership rights and membership interests in Glades, GMC, PCMG and PMP will, as of the Closing, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the articles of organization or operating agreements thereof or any agreement to which any of them are a party or are bound.

3.	Glades, GMC, PCMG and PMP do not have and at Closing will have no securities reserved for issuance for any purpose, there being no other obligations directly or indirectly obligating any of them to issue any of their securities to any person for any purpose.

4.	Except with reference to this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which Glades, GMC, PCMG or PMP are party or by which any of them are bound obligating any of them to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any part of their equity or obligating any of them to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

5.	All of the equity interests, membership rights and securities of Glades, GMC, PCMG and PMP are owned in fee simple absolute, without liens or encumbrances, whether current or inchoate, by the Glades Securities Holders.

C.	Real Property:

1.	Glades, GMC, PCMG and PMP own the Real Property specifically described in exhibit 3.1.C-1, subject to the liens and encumbrances, if any, specifically described in exhibit 3.1.D;

2.	All Leased Realty is currently held by Glades, GMC, PCMG or PMP pursuant to valid and binding leases specifically described in exhibit 3.1.C-2.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

3.	The subject leases are currently in good standing and without defaults, subject to no Material zoning restrictions, liens or encumbrances, except for the Acceptable Liabilities and Permitted Encumbrances set forth on exhibit 3.1.D.

D.	Title to Assets: Glades, GMC, PCMG and PMP each have good, valid and marketable title to all of their assets or operations, subject to no mortgage, pledge, lien, encumbrance, security interest or charge, except for the Permitted Encumbrances and Acceptable Liabilities listed in exhibit 3.1.D.

E.	Taxes & Other Returns and Reports:

1.	Glades, GMC, PCMG and PMP each have accurately prepared and filed all required federal, state, local and foreign Tax Returns, relating to any and all Taxes relating or attributable to their operations.

2.	The Tax Returns are true and correct in all Material respects and have been completed in accordance with applicable law in all Material respects.

3.	Glades, GMC, PCMG and PMP have each paid all Taxes required to be paid with respect to such Returns and have withheld, with respect to their employees, all federal and state income Taxes, FICA, FUTA and other Taxes they are required to withhold.

4.	The accruals for Taxes on the books and records of Glades, GMC, PCMG and PMP are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Closing Dates.

5.	Except as set forth in exhibit 3.1.E, no member of the Glades Group is currently delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, proposed or assessed against Glades, GMC, PCMG or PMP, nor have Glades, GMC, PCMG or PMP executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

6.	No audit or other examination of any Tax Return of Glades, GMC, PCMG or PMP is presently in progress.

7.	Except as set forth in exhibit 3.1.E, neither Glades, GMC, PCMG nor PMP have any liabilities for unpaid federal, state, local and foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and the Glades Securities Holders have no Knowledge of any basis for the assertion of any such liability attributable to Glades, GMC, PCMG or PMP, or their respective assets or operations.

8.	Except as set forth in exhibit 3.1.E, neither Glades, GMC, PCMG nor PMP have ever been required to join with any other entity in the filing of a consolidated Tax Return for federal Tax purposes or a consolidated or combined return or report for state Tax purposes.

9.	Except as set forth in exhibit 3.1.E, no member of the Glades Group is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

10.	There are (and as of immediately following the Closing Dates there will be) no liens on the assets of Glades, GMC, PCMG or PMP relating to or attributable to Taxes.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

11.	The Glades Group Declarants have no Knowledge of any basis for the assertion of any Tax claim which, if adversely determined, would result in liens on the assets of Glades, GMC, PCMG or PMP.

12.	None of the assets of Glades, GMC, PCMG or PMP are treated as “Tax-exempt use property” within the meaning of Section 168(h) of the Code.

13.	There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Glades, GMC, PCMG or PMP that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

14.	No member of the Glades Group is a party to any action or proceeding by any governmental authority for assessment or collection of taxes, or for failure to file other governmentally required reports.

15.	No claim for assessments has been asserted against the assets or operations of Glades, GMC, PCMG or PMP, nor, to the best of the Glades Group Declarants’ Knowledge, are any assessments affecting their assets or operations currently contemplated.

16.	Except as set forth on exhibit 3.1.E, there are no security interests affecting the assets or operations of Glades, GMC, PCMG or PMP or any component thereof that arose in connection with any failure (or alleged failure) to pay any Tax, and Glades, GMC, PCMG and PMP each have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee employed by Glades, GMC, PCMG or PMP, independent contractor, creditor, or other third party with respect to Glades, GMC, PCMG or PMP.

F.	Corporate & Compliance Matters:

1.	Glades, GMC, PCMG and PMP are, as of the date of this Agreement, validly existing limited liability companies organized pursuant to the laws of the State of Florida, with all legal authority and power to conduct their business (as now conducted and as proposed to be conducted) and to own their properties, and possesses all necessary permits and licenses required in connection with the conduct of its business.

2.	The conduct of the business of Glades, GMC, PCMG and PMP is in Material compliance with all applicable federal, state and local governmental statutes, rules, regulations, ordinances and decrees currently in force.

3.	The consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a Material breach in any of the terms or provisions of, or constitute a Material default under, the governing instruments (e.g., certificate of organization, operating agreement, etc.) of Glades, GMC, PCMG or PMP; any indenture, other agreement or instrument to which Glades, GMC, PCMG or PMP or the Glades Group Declarants are a party or by which Glades, GMC, PCMG or PMP or their assets are bound; or, any applicable law, regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over Glades, GMC, PCMG or PMP, their securities or properties.

4.	Except as set forth in exhibit 3.1.F neither Glades, GMC, PCMG and PMP have any subsidiaries or affiliated companies (except such as will be consolidated prior to the Closing) nor do they otherwise own any equity or other interest in, or control, directly or indirectly, any other limited liability company, company, corporation, partnership, association, joint venture or business entity.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

5.	To the Glades Declarant’s knowledge, the minute books or other records of Glades, GMC, PCMG and PMP made available to counsel for Puget contain a complete and accurate summary of all meetings of members since the time of organization and reflect all transactions referred to in such minutes accurately in all Material respects.

6.	All of the transactions contemplated hereby have been approved through all required action and the signatories hereto on behalf of Glades, GMC, PCMG and PMP, have been duly authorized, empowered and directed as required under applicable law and under their governing instruments, to execute this Agreement and to comply with the terms hereof on their behalf.

G.	Employees:

1.	Neither Glades, GMC, PCMG nor PMP have ever experienced any significant difficulties with the recruitment of employees nor with the management of any of its employees beyond that which similarly situated companies in its market have experienced, nor do the Glades Group Declarants have any Knowledge that any such difficulties are likely to arise in the future.

2.	None of employees of Glades, GMC, PCMG or PMP is subject to any collective bargaining or union agreement.

3.	There are no existing representation questions pertaining to any employees of Glades, GMC, PCMG or PMP nor to the Glades Group Declarants’ Knowledge are there any organizational efforts with respect to any employees of Glades, GMC, PCMG or PMP.

4.	Glades Group Declarants have no Knowledge that any of employees of Glades, GMC, PCMG or PMP will not agree to continue their employment with Glades, GMC, PCMG or PMP after the Closing.

5.	Except as set forth on exhibit 3.1.G, the Glades Group Declarants have no Knowledge that any employees of Glades, GMC, PCMG or PMP have any potential claims against Glades, GMC, PCMG or PMP or their predecessors or successors in interest based on any matters whatsoever, including, without limitation, violations of equal employment laws, occupational health and safety standards, pension or benefit protection laws or any other legally protected rights.

6.	Exhibit 3.1.G attached hereto lists each Employee Benefit Plan that Glades, GMC, PCMG or PMP maintains or to which Glades, GMC, PCMG or PMP contributes for persons employed by Glades.

7.	To the best of the Glades Group Declarants’ Knowledge:

a.	All Glades, GMC, PCMG or PMP Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, the IRS or the Secretary of the Treasury), and Glades, GMC, PCMG and PMP each have performed in all material respects all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans;

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

b.	Each Glades, GMC, PCMG or PMP Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Employee Plan from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination;

c.	No Glades, GMC, PCMG or PMP Employee Plan is or within the prior six years has been subject to, and neither Glades, GMC, PCMG nor PMP have incurred nor expects to incur any liability under, Title IV of ERISA or Section 412 of the Code;

d.	Each Glades, GMC, PCMG or PMP Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from Glades, GMC, PCMG or PMP or any of their subsidiaries to (or under) any such Employee Plan have been fully paid or adequately provided for on the Glades Group’s Financial Statements for the most recently ended fiscal year;

e.	All accruals thereon (including, where appropriate proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis; and

f.	There has been no amendment, written interpretation or announcement (whether or not written) by Glades, GMC, PCMG or PMP with respect to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently-ended fiscal year.

H.	Material Contracts and Other Commitments

1.	All of Glades, GMC, PCMG or PMP outstanding work orders or Dependent Service Agreements are disclosed in exhibit 3.1.A.

2.	Exhibit 3.1.A sets forth a complete and correct list of all of the Glades, GMC, PCMG or PMP Material Contracts not included elsewhere in exhibits to this Section 3.1.

3.	Except as set forth in exhibit 3.1.A, neither Glades, GMC, PCMG nor PMP have received notice from any person who is a party to any Material Contract, and the Glades Group Declarants have no reason to believe, that Glades, GMC, PCMG or PMP is in default of any of the terms, conditions or provisions of any Material Contract.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

4.	Each Glades, GMC, PCMG or PMP Material Contract is valid, binding and enforceable in accordance with its terms, and no condition exists that (with the passage of time, the giving notice, or both) would lead to a default with respect to, or permit any party thereto to terminate, accelerate or amend any such agreement, and Glades, GMC, PCMG and PMP have performed in all Material respects all of their obligations under each Material Contract in accordance with its terms.

5.	Except as specifically disclosed in exhibit 3.1.A, neither Glades, GMC, PCMG nor PMP has or is a party to nor is any one of them bound by:

a.	Any collective bargaining agreements;

b.	Any agreements that contain any unpaid severance liabilities or obligations;

c.	Any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

d.	Any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, not terminable by Glades, GMC, PCMG or PMP on thirty days’ notice without liability, except to the extent general principles of wrongful termination law may limit their ability to terminate employees at will;

e.	Any agreement or plan, including, without limitation, any equity compensation plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

f.	Any fidelity or surety bond or completion bond;

g.	Any lease of personal property having a value individually in excess of $1,000;

h.	Any agreement of indemnification or guaranty not entered into in the ordinary course of business;

i.	Any agreement, contract or commitment containing any covenant limiting the freedom of Glades, GMC, PCMG or PMP to engage in any line of business or compete with any person;

j.	Any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $5,000 in any single instance or $20,000 in the aggregate;

k.	Any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

l.	Any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

m.	Any purchase order or contract for the purchase of raw materials or acquisition of assets involving $5,000 or more in any single instance or $20,000 or more in the aggregate;

n.	Any construction contracts;

o.	Any distribution, joint marketing or development agreement;

p.	Any other agreement, contract or commitment which involves $10,000 or more in any single instance or more than $50,000 in the aggregate and is not cancelable without penalty within thirty (30) days other than standard end-user licenses of the products and services of Glades, GMC, PCMG or PMP in the ordinary course of business consistent with past practice, or

q.	Any agreement which is otherwise material to the business of Glades, GMC, PCMG or PMP.

6.	Except as disclosed on exhibit 3.1.H.6, the consent or approval of the other contracting party to any Material Contract is not required for the consummation of the transactions contemplated herein, nor are there or will there be any impediments to obtaining any consents required.

7.	No event is known to have occurred that may give rise to liability on the part of Glades, GMC, PCMG or PMP in respect of any claim that any of the products produced or sold or services provided by or on the part of Glades, GMC, PCMG or PMP Glades is not or was not at the time of such occurrence:

a.	In compliance in all Material respects with all applicable federal, state, local and foreign laws and regulations; or

b.	Is not or was not at the time of such occurrence fit for use, and does not or did not conform in all Material respects to any promises or affirmations of fact made on the container or labels for such product or in connection with its sale.

8.	No event is known to have occurred that may give rise to liability based on any claim that there is or was at the time of such occurrence any design defect with respect to any of such products or that any of such products fails or failed to contain adequate warning, presented in a reasonably prominent manner, in accordance with applicable laws and current industry practice with respect to its contents and use, or that any such product fails to meet contract specifications.

9.	To the best of the Glades Group Declarants’ Knowledge, neither any advertising by Glades, GMC, PCMG or PMP nor any promotional material used by Glades, GMC, PCMG or PMP at any time has contained any Material untrue or misleading statements or claims with respect to the products or services of Glades, GMC, PCMG or PMP.

10.	Each of the contracts, agreements and other instruments shown on the Exhibits and Schedules referred to in this Agreement to which Glades, GMC, PCMG or PMP is a party is a legal, binding and enforceable obligation in favor of or against Glades, GMC, PCMG or PMP (assuming that such contracts, agreements and instruments are binding on all other parties thereto, Glades, GMC, PCMG nor PMP having reason to believe that they are not), in accordance with its terms, and no entity with which Glades, GMC, PCMG or PMP has an agreement or contract is, to the Glades Group Declarants’ Knowledge, in default thereunder or has breached any Material terms or provisions thereof (subject to all applicable bankruptcy, insolvency, reorganization and other laws applicable to creditors’ rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity).

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

11.	No third party or parties have the right to distribute the products or to market the services of Glades, GMC, PCMG or PMP.

I.	Insurability

1.	Neither Glades, GMC, PCMG nor PMP knows of any impediments to obtaining hazard and liability insurance covering its assets or operations, at commercially reasonable insurance rates, nor do the Glades Group Declarants have any Knowledge that such insurance, at such rates, will not be obtainable by NHC in the future.

2.	Exhibit 3.1.I.2 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers and directors of Glades, GMC, PCMG and PMP as well as all claims made under any insurance policy by Glades, GMC, PCMG or PMP in the past three years.

3.	There is no claim by Glades, GMC, PCMG or PMP pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

4.	All premiums payable under all such policies and bonds have been paid and Glades, GMC, PCMG and PMP are otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

5.	Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of Glades, GMC, PCMG or PMP.

6.	Neither Glades, GMC, PCMG nor PMP knows of any threatened termination of or material premium increase with respect to any of such policies.

7.	To the best of the Glades Group Declarants’ Knowledge, neither Glades, GMC, PCMG nor PMP has ever been denied insurance coverage nor has any insurance policy of Glades, GMC, PCMG or PMP ever been canceled for any reason.

J.	Intellectual Property Rights

1.	All Glades Group Intellectual Property is identified on exhibit 3.1.J-1.

2.	Glades, GMC, PCMG or PMP is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to each of the patents, registered service marks, trademarks, and copyrights listed on the attached exhibit 3.1.J, free and clear of any liens, charges and encumbrances, including pledges, assignments, licenses, shop rights and covenants by debtor not to sue third persons.

3.	To the Glades Group Declarants’ Knowledge, each of the patents and registered service marks, trademarks and copyrights listed on the attached exhibit 3.1.J is valid and enforceable, and the Glades Group Declarants are not aware of any present claim by any third party that any of such patents, service marks, trademarks or copyrights are invalid or unenforceable, or that the use of any such patents, service marks, trademarks or copyrights violates the rights of any third person, or of any basis for any such claims.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

4.	Glades, GMC, PCMG or PMP has all rights in the Glades Group Intellectual Property reasonably necessary to carry out their current business activities and has or has had all rights in Glades Group Intellectual Property reasonably necessary to carry out their former business activities.

5.	To the best Knowledge of the Glades Group Declarants, there are no claims by any person against Glades, GMC, PCMG or PMP, nor to the knowledge of the Glades Group Declarants are there any valid grounds for any bona fide claims, to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed by Glades, GMC, PCMG or PMP infringes on any US registered copyright, US patent, US registered trade mark or service mark or misappropriates a third party trade secret.

6.	Neither Glades, GMC, PCMG nor PMP have entered into any agreement to indemnify any other person against any charge of infringement of any Glades Group’s Intellectual Property Right.

7.	Each current and former employee of and consultant to Glades, GMC, PCMG or PMP having access to confidential information has signed a form of the agreement set forth on exhibit 3.1.J.7 pursuant to which such employees and consultants are required to keep such information in confidence.

K.	Legal & Regulatory Matters

1.	To the best Knowledge of the Glades Group Declarants, Glades, GMC, PCMG and PMP hold, and are in compliance in all Material respects with, all licenses, permits, and authorizations necessary for the conduct of their respective businesses pursuant to applicable statutes, laws, ordinances, rules, regulations, codes, or any law of any governmental body, agency, commission, or unit to which they may be subject, including compliance with waste and hazardous waste disposal, the failure of which would have a Material adverse effect on Glades, GMC, PCMG or PMP.

2.	Neither Glades, GMC, PCMG nor PMP have received any notices:

a.	From any city, village or other governmental authority of, and the Glades Group Declarants have no Knowledge of the basis of, any zoning, building, fire or health code violations in respect to the Real Property that have not been heretofore corrected.

b.	Of any alleged violation of any statute, order, rule, regulation or requirement in connection with the operation of Glades, GMC, PCMG or PMP.

3.	Except as set forth on exhibit 3.1.K:

a.	There are no actions, suits or proceedings pending, or, to the Glades Group Declarants’ Knowledge, threatened or anticipated before any court or governmental or administrative body or agency affecting Glades, GMC, PCMG or PMP; and

b.	No member of the Glades Group is presently subject to any injunction, order or other decree of any court of competent jurisdiction.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

L.	Books, Records & Results

1.	To the best of the Glades Group Declarants’ Knowledge, the Books and Records (including customer order files and employment records) of Glades, GMC, PCMG or PMP are complete, true and correct in all Material respects.

2.	Glades, GMC, PCMG and PMP have consolidated all operations of their affiliates and related business enterprises permitting consolidation of their financial statements pursuant to GAAP.

M.	Glades Group’s Financial Statements

1.	Exhibit 3.1.M includes Unaudited Financial Statements for Glades, GMC, PCMG and PMP as of and for the years ending October 31, 2019 and 2020 and, as of the Closing, will include those for the year ended October 31, 2021.

2.	The Glades Group’s Financial Statements are complete and correct in all Material respects and have been prepared in accordance with GAAP, consistently applied throughout the periods indicated.

3.	The Glades Group’s Financial Statements present fairly the financial condition and operating results of Glades, GMC, PCMG or PMP as of the dates and during the periods indicated therein, subject to normal year-end audit adjustments.

4.	The Glades Group’s Financial Statements will be auditable by independent public accountants who are members in good standing of the PCAOB and will thus comply with the requirements for material acquisitions under Commission Regulations S-K and S-X in a manner permitting Puget to comply with its obligation under the Securities Act and the Exchange Act in conjunction therewith.

5.	Since the date of the Glades Group’s Financial Statements and through the date of this Agreement there has not been, occurred or arisen any:

a.	Transaction by Glades, GMC, PCMG or PMP except in the ordinary course of business as conducted on that date;

b.	Capital expenditure by Glades, GMC, PCMG or PMP, either individually or in the aggregate, exceeding $50,000;

c.	Destruction, damage to, or loss of any assets (including without limitation intangible assets) of Glades, GMC, PCMG or PMP (whether or not covered by insurance), either individually or in the aggregate, exceeding $10,000;

d.	Labor trouble or claim of wrongful discharge, sexual harassment or other unlawful labor practice or action;

e.	Change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Glades, GMC, PCMG or PMP;

f.	Declaration, setting aside, or payment of a dividend or other distribution in respect to the equity or membership interests shares of Glades, GMC, PCMG or PMP, or any direct or indirect redemption, purchase or other acquisition by Glades, GMC, PCMG or PMP of any of its equity or membership interests;

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

g.	Increase in the salary or other compensation payable or to become payable by Glades, GMC, PCMG or PMP to any of their members, officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by Glades, GMC, PCMG or PMP, of a bonus or other additional salary or compensation to any such person;

h.	Acquisition, sale or transfer of any asset of Glades, GMC, PCMG or PMP except in the ordinary course of business;

i.	Formation, amendment or termination of any Material contract or license to which Glades, GMC, PCMG or PMP is a party, other than termination by Glades, GMC, PCMG or PMP pursuant to the terms thereof;

j.	Loan by Glades, GMC, PCMG or PMP to any person or entity, or guaranty by Glades, GMC, PCMG or PMP of any loan except for expense advances in the ordinary course of business consistent with past practice;

k.	Waiver or release of any Material right or claim of Glades, GMC, PCMG or PMP, including any write-off or other compromise of any Material account receivable of Glades, GMC, PCMG or PMP;

l.	The notice or, to the Glades Group Declarants’ Knowledge, commencement or threat of commencement of any governmental proceeding against or investigation of Glades, GMC, PCMG or PMP or their affairs;

m.	Other event or condition of any character that has or would, in the reasonable judgment of Glades, GMC, PCMG or PMP, be expected to have a Material adverse effect on Glades, GMC, PCMG or PMP;

n.	Change in pricing or royalties set or charged by or to Glades, GMC, PCMG or PMP except for discounts extended in the ordinary course of business consistent with past practice.

N.	Restrictions on Business Activities: There is no agreement (assuming the Parties thereto other than Glades, GMC, PCMG or PMP performed their respective obligations thereunder as required), judgment, injunction, order or decree binding upon Glades, GMC, PCMG or PMP which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of Glades, GMC, PCMG or PMP, any acquisition of property by Glades, GMC, PCMG or PMP or the conduct of business by Glades, GMC, PCMG or PMP as currently conducted or as currently proposed to be conducted.

O.	Interested Party Transactions: To the best Knowledge of the Glades Group Declarants, no member, officer, director or shareholder of Glades, GMC, PCMG or PMP nor any parent, sibling, descendant or spouse of any of such persons, or any trust, partnership, corporation or other entity (provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation will not be deemed an “interest in any entity” for purposes of this Section 3.1.O) in which any of such persons has or has had an interest, has or has had, directly or indirectly:

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

1.	An interest in any entity which furnished or sold, or furnishes or sells, services or products which Glades, GMC, PCMG or PMP furnishes or sells, or proposes to furnish or sell;

2.	Any interest in any entity which purchases from or sells or furnishes to Glades, GMC, PCMG or PMP any goods or services.

P.	Liabilities: Except for the Acceptable Liabilities, neither Glades, GMC, PCMG nor PMP Glades has any Material liabilities or obligations of any nature, whether accrued, absolute, contingent, inchoate or otherwise.

Q.	Accuracy of Representations and Warranties: No representation, warranty, or statement of the Glades Group Declarants omits or will omit to state any Material fact necessary to make such representation, warranty, or statement in this Agreement accurate and not misleading in any Material respect.

R.	The copies of all instruments, agreements, or other documents and written information relating to Glades, GMC, PCMG or PMP delivered to Puget or NHC by the Glades Group Declarants pursuant to or in connection with this Agreement are or will be complete and correct in all Material respects as of the date of this Agreement, subject to changes made in the ordinary course of business or matters disclosed in Section 4.1.C.

3.2	Puget and NHC:

As a Material inducement to the Glades Securities Holders’ exchange of Glades’ securities for the Exchange Shares as contemplated by this Agreement, NHC and Puget hereby acknowledge, represent and warrant that, except as specifically disclosed in exhibit 3.2 annexed hereto and made a part hereof (“NHC’s Warranty Exceptions”):

A.	Corporate Requirements:

1.	Puget is, as of the date of this Agreement, a validly existing corporation, organized and in good standing pursuant to the laws of the State of Nevada and NHC is, as of the date of this Agreement, a validly existing corporation, organized and in good standing pursuant to the laws of the State of Florida, each with all legal and corporate authority and power to conduct its business (as now conducted and as proposed to be conducted) and to own its properties, and, possesses all necessary permits and licenses required in connection with the conduct of its business.

2.	The copies of the articles of incorporation and bylaws of Puget currently filed with the Commission and available on the Commission’s website[1] and the copies of the articles of incorporation and bylaws of NHC heretofore provided to the Glades Group’s Attorney-in-Fact receiving them on behalf of the Glades Group are correct and complete and reflect all amendments thereto.

3.	The conduct of Puget’s and NHC’s business is in Material compliance with all applicable federal, state and local governmental statutes, rules, regulations, ordinances and decrees.

 1https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001540615&type=&dateb=2020&owner=include&count=100&search_text.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

4.	The execution and delivery of this Agreement by Puget and NHC has been duly authorized by all required corporate action, and, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a Material breach in any of the terms or provisions of, or constitute a Material default under, the articles of incorporation or bylaws of Puget or NHC, as amended; any indenture, other agreement or instrument to which Puget, NHC or their Affiliates are a party or by which Puget or NHC or their assets are bound; or, any applicable law, regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over Puget or NHC.

5.	Puget and NHC have the full legal right and power and all authority and approval required by law to enter into this Agreement; all required consents to this transaction have been obtained by Puget and NHC; Puget and NHC have complied with all corporate requirements for execution and closing on the transactions contemplated hereby; and this Agreement constitutes the legal, valid and binding obligation of Puget and NHC, enforceable against them in accordance with the terms hereof.

6.	All of the transactions contemplated hereby have been approved through all required corporate action and the signatories hereto on behalf of Puget and NHC have been duly authorized, empowered and directed as required under applicable law and under Puget’s and NHC’s governing instruments, to execute this Agreement and comply with the terms hereof on their behalf.

B.	Capital Structure

1.	Puget’s authorized capitalization currently consists of 4,990,000,000 shares of Common Stock, $0.001 par value per share, of which 4,745,728,041 shares of Common Stock and 3,501,904 shares of Preferred Stock were issued and outstanding as of January 31, 2021; and, 10,000,000 shares of Preferred Stock, $0.001 par value per share the attributes of which are determined by Puget’s board of directors prior to issuance, 500,000 of which have been designated as Series A-Super Voting Preferred Stock, each share thereof being entitled to ten thousand votes per share at meetings of Puget’s shareholders, all of which are currently issued and outstanding representing 5,000,000,000 votes, and 5,000,000 shares of Class B Convertible Preferred Stock, each share thereof being entitled to one thousand votes per share at meetings of Puget’s shareholders, 3,001,904 shares of which are currently outstanding and entitled to 3,001,904,000 votes.

2.	Puget’s shareholders have authorized the increase of Puget’s Common Stock to 9,990,000,000 shares, without par value, and it is anticipated that the amendments to Puget’s articles of incorporation required to implement the foregoing will be effected prior to the Closing.

3.	Puget’s shareholders have ratified the decision of Puget’s board of directors to increase the shares of Preferred Stock designated as Class B Convertible Preferred Stock from 5,000,000 shares to 9,500,000 shares and it is anticipated that the amendments to Puget’s articles of incorporation required to implement the foregoing will be effected prior to the Closing.

4.	As of July 31, 2021, Puget had 4,745,728,041 shares of Common Stock; 500,000 shares of Series A-Super Voting Preferred Stock and 3,001,904 shares of Class B Convertible Preferred Stock issued and outstanding, the attributes of the Preferred Stock being as described in Puget’s Exchange Act Reports.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

5.	As of July 31, 2021, Puget had reserved 30,019,040 shares of Common Stock (excluding those issuable pursuant to the terms of this Agreement) and 0 shares of Class A Preferred Stock reserved for issuance pursuant to existing options and warrants, as described in Puget’s Exchange Act Reports; however, pursuant to the terms of Puget’s Pending Acquisitions, Puget will be required to issue significant additional securities as it will pursuant to the terms of the currently pending Limited Offering of its securities to raise at least $20,000,000.

6.	Except with reference to the foregoing or as disclosed in Exchange Act Reports or set forth on exhibit 3.2.B, there are no options, warrants, calls, rights, commitments or agreements of any character to which Puget is a party or by which it is bound obligating Puget to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Capital Stock of Puget or obligating Puget to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

7.	All outstanding option plans and other rights to purchase Puget Capital Stock are in compliance with all applicable laws.

8.	All of Puget’s shares of Capital Stock have been duly authorized, and all of the issued and outstanding Puget shares have been validly issued, are fully paid and nonassessable, are not subject to preemptive or similar rights, and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

9.	The shares of Puget’s Class B Convertible Preferred Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and nonassessable.

10.	Puget has no registration rights outstanding, however, it is likely that “piggyback” registration rights will be granted to subscribers to the currently proposed limited offering of securities described above.

11.	NHC’s authorized capitalization is 7,500,000 shares, one cent ($0.01) par value, 5,000,000 of which are designated as common stock; and 2,500,000 of which are designated as preferred stock, with all preferences and characteristics to be determined by the Corporation’s Board of Directors on a case by case basis prior to issuance but subject to compliance with the requirements of Section 607.0602, Florida Revised Statutes.

12.	As of the date hereof, there are 1,000,000 shares of common stock outstanding, 80.4% of which are held by Puget and 19.6% are held by the current members of its board of directors, Karen Lynn Fordham, Albert Cohen, Paula H. Walker and Mary N. Smith, each of whom owns 4.9%.

13.	Except with reference to the foregoing and this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which NHC is a party or by which it is bound obligating it to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Capital Stock of NHC or obligating it to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

14.	All NHC’s Capital Stock has been duly authorized, and all of its issued and outstanding shares have been validly issued, are fully paid and nonassessable, are not subject to preemptive or similar rights, and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

C.	Securities Disclosure & Financial Statements

1.	Puget’s reports filed with the Commission pursuant to its obligations under Sections 13 and 15(d) of the Exchange Act are publicly available at the EDGAR archives on the Commission’s Internet website located at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001540615&type=&dateb=2020&owner=include&count=100&search_text.

2.	Since 2012, Puget has been required to file periodic and special reports with the Commission but was delinquent in such filing obligations from 2015 until it filed an annual report for the fiscal year ended October 31, 20202 and the fiscal quarters ended January 31, 2021, April 30, 2021 and July 31, 2021, deficiencies it is currently in the process of correcting.

3.	Such corrections involve updating and filing all reports required in compliance with all applicable securities laws, in a materially accurate manner subject to corrective modifications through subsequent reports filed, and must include:

a.	Narrative disclosure of all applicable Material items called for by Commission Regulation S-K;

b.	Exhibits called for by Commission Regulation S-K, including Puget’s current articles of incorporation and bylaws and all of Puget’s Material Contracts.

c.	Puget’s Audited Financial Statements for the years ended October 31, as well as unaudited quarterly reports for each fiscal quarter following the last audited financial statements, all prepared according to GAAP as called for by Commission Regulation S-X.

4.	The information supplied by Puget for inclusion in the Current Report on Form 8-K pertaining to this Merger will not knowingly contain any statement which, at such time and in light of the circumstances under which it will be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading.

5.	If at any time prior to the Closing Date any event relating to Puget or any of its affiliates, officers or directors should be discovered by Puget which should be set forth in a current report on Form 8-K, Puget will promptly inform the Exchanging BCSF Equity & Securities Owner.

6.	Notwithstanding the foregoing, Puget makes no representation or warranty with respect to any information supplied by the Glades Group Declarants which is contained in any of the foregoing documents, specifically but without limitation, information used to prepare reports filed with the Commission or with the IRS.

7.	Except as referenced above with respect to delinquent filings with the Commission:

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

a.	The Puget Financial Statements present fairly the financial condition and operating results of Puget as of the dates and during the periods indicated therein, subject to normal year-end audit adjustments, which will not be Material in the aggregate.

b.	The Puget Financial Statements have been audited by independent public accountants who are members in good standing with the Public Company Accounting Oversight Board, and comply with the requirements for material acquisitions under Commission Regulation S-K in a manner permitting Puget to comply with its obligation under the Securities Act and the Exchange Act in conjunction therewith.

8.	Since the date of the Puget Financial Statements or except with reference to Puget’s Pending Acquisitions and Limited Offering, as set forth on exhibit 3.2.C., or in Exchange Act Reports filed with the Commission, there has not been, occurred or arisen any:

a.	Material adverse change in the assets, financial condition or operating results of Puget;

b.	Transaction by Puget except in the ordinary course of business as conducted on that date;

c.	Capital expenditure by Puget, either individually or in the aggregate, exceeding $10,000;

d.	Destruction, damage to, or loss of any assets (including without limitation intangible assets) of Puget (whether or not covered by insurance), either individually or in the aggregate, exceeding $5,000;

e.	Labor trouble or claim of wrongful discharge, sexual harassment or other unlawful labor practice or action;

f.	Change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Puget;

g.	Declaration, setting aside, or payment of a dividend or other distribution in respect to the Capital Stock of Puget (other than the contemplated Class B Convertible Preferred Stock dividend in the aggregate amount of 1,000,000 shares that may be issued to holders of Common Stock), or any direct or indirect redemption, purchase or other acquisition by Puget of any of its Capital Stock;

h.	Except as contemplated in this Agreement or in Exchange Act Reports filed with the Commission (e.g., the limited offering of up to $20,000,000 in Units of Puget’s securities), sale or issuance of any Puget Capital Stock or options, warrants or other rights to acquire Puget Capital Stock;

i.	Mortgage, pledge, lien, charge or other encumbrance against Puget’s assets; or

j.	Negotiation or agreement by Puget to do any of the things described in the preceding clauses a through i above other than negotiations with the Exchanging BCSF Equity & Securities Owner and their representatives regarding the transactions contemplated by this Agreement.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

9.	There are no currently outstanding comment letters from the Commission that have not been responded to and complied with.

D.	Authority

1.	Puget and NHC each has the full right, power and authority to execute and deliver this Agreement and to perform their obligations hereunder.

2.	Without limiting the generality of the foregoing, the boards of directors of Puget and NHC have duly authorized the execution, delivery, and performance of this Agreement by Puget and NHC.

3.	The Agreement constitutes the valid and legally binding obligation of Puget and NHC, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

E.	Non-contravention.

1.	Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby (including any necessary assignments and/or acceptances) will

a.	Violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, Governmental Entity, or court to which Puget or NHC are subject or any provision of Puget’s or NHC’s articles of incorporation or bylaws, or

b.	Conflict with, result in a breach or constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Puget or NHC is a party or by which they are bound or to which any of their assets are subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice, would not have a Material adverse effect on the financial condition of Puget or NHC taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

F.	Regulatory Matters

1.	Except as disclosed above with respect to the timely filing of government required reports now in the process of correction, the operations of Puget and NHC have been conducted in compliance with all applicable laws and regulations of foreign, federal, state and local governmental authorities.

2.	Puget and NHC hold and are in compliance in all Material respects with, all licenses, permits, and authorizations necessary for the conduct of their business pursuant to applicable statutes, laws, ordinances, rules, regulations, codes, or any law of any governmental body, agency, commission, or unit to which they may be subject, the failure of which would have a Material adverse effect on them.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

3.	Neither Puget nor NHC are or have ever been subject to the Investment Company Act of 1940; however, Puget is considering registering a subsidiary as a Business Development Company pursuant to the provisions of Sections 54(a) through 65 of such Act, and further, Puget must carefully monitor its ownership of securities that may be issued by former subsidiaries that have attained independent public trading status in order to avoid becoming an inadvertent investment company subject to general regulation under such Act.

4.	Neither Puget nor NHC have received any notices from any city, village or other Governmental Entity of, and have no Knowledge of the basis of:

a.	Any zoning, building, fire or health code violations by Puget or NHC that have not been heretofore corrected; or

b.	Any alleged violation of any statute, order, rule, regulation or requirement in connection with the operation of Puget or NHC.

5.	No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by any Governmental Entity, commission, board or public authority, or any other person is required to authorize, or is required in connection with, the execution, delivery or performance of this Agreement, or any other agreement or instrument to be executed or delivered herewith by Puget or NHC.

6.	Except as disclosed with reference to past due exchange Act Reports for the periods from October 31, 2015 through the third quarter of 2020, neither Puget nor NHC are subject to any penalty or potential penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any return, report or declaration required to be filed with any Governmental Entity to which they are subject, which violations or defaults, individually or in the aggregate, would have a Material adverse effect on Puget or NHC.

7.	There has not been, as of the date hereof, any “release” (as defined in 42 U.S.C. §9601[22]) or threat of a “release” of any hazardous substances” (as defined in 42 U.S.C. §9602[14]) by Puget or NHC.

8.	Neither Puget nor NHC has contract, agreement, or otherwise arranged for the disposal or treatment, or arranged with a transporter for transport for disposal or treatment, of hazardous substances at any “facility” (as defined in 42 U.S.C. §9601[9]) owned or operated by another person or entity.

9.	All of the past disposal practices relating to hazardous substances and hazardous wastes by Puget and NHC have been accomplished in accordance with all applicable laws, rules, regulations and ordinances.

10.	Neither Puget nor NHC has been notified of nor is there any basis for any potential liability of Puget or NHC with respect to the clean-up of any waste disposal site or facility, nor have they obtained any information to the effect that any site at which they have disposed of hazardous substances or oil has been or is under investigation by any local, state or federal governmental body, authority or agency.

11.	Without limiting the generality of the foregoing, neither Puget nor NHC have generated any Hazardous Wastes or violated any federal, state or local environmental, health or water management laws, statutes, regulations, ordinances or judicial decrees or engaged in activities which could be interpreted as potential violations of laws, statutes, regulations, ordinances or judicial decrees in any manner regulating the generation or disposal of Hazardous Waste, protection of the environment, regulating health matters or involving water management.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

G.	Legal Matters:

1.	There are no actions, suits or proceedings pending, or, to Puget’s or NHC’s Knowledge, threatened or anticipated before any court, Governmental Entity, or administrative body or agency affecting Puget or NHC.

2.	Neither Puget nor NHC are presently subject to any injunction, order or other decree of any court of competent jurisdiction.

3.	Neither the execution, delivery of this Agreement nor the consummation of the transactions contemplated hereby (including the assignments and acceptances referred to above), will:

a.	Violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, Governmental Entity, or court to which Puget or NHC are subject or any provision of their articles of incorporation or by-laws, or

b.	Conflict with, result in a breach or constitute a default under, result in the acceleration of, result in the creation of any Encumbrance upon any Puget or NHC assets or operations, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice, authorization, consent, approval, exemption or other action under any of Puget’s or NHC’s Contracts or to which any of Puget’s or NHC’s assets or operations are subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice, would not have a Material adverse effect on the financial condition of Puget or NHC, taken as a whole, or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

H.	Taxes & Other Returns and Reports

1.	Puget and NHC have accurately prepared and filed all required federal, state, local and foreign Tax Returns, relating to any and all Taxes relating or attributable to Puget or NHC or their operations.

2.	Such Tax Returns are true and correct in all Material respects and have been completed in accordance with applicable law in all Material respects.

3.	Puget and NHC have paid all Taxes required to be paid and have withheld with respect to their employees all federal and state income Taxes, FICA, FUTA and other Taxes they are required to withhold.

4.	The accruals for Taxes on the books and records of Puget and NHC are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Closing Date.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

5.	Neither Puget nor NHC are currently delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Puget or NHC, nor have Puget or NHC executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

6.	No tax audit or other examination of any Tax Return of Puget or NHC is presently in progress.

7.	Neither Puget nor NHC have any liabilities for unpaid federal, state, local and foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and neither Puget nor NHC have Knowledge of any basis for the assertion of any such liability attributable to Puget or NHC or their assets or operations.

8.	Neither Puget nor NHC are a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

9.	Puget and NHC have provided, or made available, to the Glades Group Attorney-in-Fact copies of all federal, provincial and state income and all sales and use Tax Returns of Puget for 2018, and 2019 and 2020.

11.	There are (and as of immediately following the Closing Date there will be) no liens on the assets of Puget or NHC relating to or attributable to Taxes.

12.	Neither Puget nor NHC have Knowledge of any basis for the assertion of any Tax claim which, if adversely determined, would result in liens on the assets of Puget or NHC.

13.	Neither Puget nor NHC have property which is being sold, conveyed or transferred pursuant to this Agreement which in the possession of Glades, GMC, PCMG or PMP would be treated as being owned by persons other than Puget or NHC pursuant to Section 168(f)(8) of the Code as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or any analogous provisions of any state law.

14.	None of the assets of Puget or NHC are treated as “Tax-exempt use property” within the meaning of Section 168(h) of the Code.

15.	There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Puget or NHC that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

16.	Puget and NHC have filed with the appropriate governmental agencies all tax returns, tax reports and other reports required to be filed; all federal, state and local income, profits, franchise, sales, use, occupation, property or other taxes due have been fully paid.

17.	Neither Puget nor NHC is a party to any action or proceeding by any governmental authority for assessment or collection of taxes, or for failure to file other governmentally required reports.

18.	No claim for assessments has been asserted against their assets or operations, nor, to the best of Puget’s and NHC’s Knowledge, are any assessments affecting their assets or operations currently contemplated.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

19.	There are no security interests affecting the assets or operations of Puget or NHC nor any component thereof that arose in connection with any failure (or alleged failure) to pay any Tax, and Puget and NHC have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee employed by Puget of NHC, or any independent contractor, creditor, or other third party with respect to Puget or NHC.

I.	Neither Puget nor NHC have any Material liabilities or obligations of any nature, whether accrued, absolute, contingent, inchoate or otherwise, whether due or to become due and regardless of when asserted, except for minimal expenses in the ordinary course of business and debts owed to Qest under Puget’s Revolving Loan Agreement, all of which are reflected in the Puget Financial Statements.

J.	Puget’s is a holding company without Material operations or assets other than pursuant to Puget’s Pending Acquisitions and 80.4% of the Capital Stock of NHC and 100% of the Capital Stock of Puget Puerto Rico, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico.

K.	Leases: Neither Puget nor NHC currently have independently leased properties, rather, they have been provided with access to office facilities and personnel by Qest pursuant to the Qest Retainer & Consulting Agreement; however, Puget intends to obtain independent facilities in Boca Raton, Florida following closing on the Limited Offering which it will share with NHC.

L.	Insurability

1.	Neither Puget nor NHC know of any impediments to obtaining hazard and liability insurance covering their assets or operations at commercially reasonable insurance rates, nor do Puget or NHC have any Knowledge that such insurance, at such rates, will not be obtainable in the future.

2.	Neither Puget nor NHC have any insurance policies or fidelity bonds covering their assets, business, equipment, properties, operations, software, errors and omissions, employees, or officers and directors liability, nor have any claims been made under any insurance policy by Puget or NHC during the past three years.

3.	There is no claim by Puget or NHC pending under any policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

4.	To their Knowledge, neither Puget nor NHC have ever been denied insurance coverage nor has any insurance policy covering them ever been canceled for any reason.

M.	Contracts and Commitments

Except as set disclosed in Exchange Act Reports (e.g., with reference to employment agreements with its officers, or agreements with Qest, or service agreements with members of Puget’s Board of Advisors and with reference to the proposed Limited Offering and Puget’s Pending Acquisitions) or set forth on exhibit 3.2.M, neither Puget nor NHC is a party to any: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement, or other form of deferred compensation plan; (iii) medical insurance or similar plan or practice, whether formal or informal; (iv) contract for the employment of any officer, employee, or other person on a full-time or consulting basis or relative to severance pay or change-in-control benefits for any such person; (v) agreement or indenture relating to the borrowing of money in excess of $2,000 or to mortgaging, pledging or otherwise placing a lien on any of their assets which has a fair market value in excess of $5,000 in the aggregate; (vi) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection; (vii) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal; (viii) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $2,000; (ix) contract or group of related contracts with the same party for the sale of products or services, under which the undelivered balance of such products and services has a sales price in excess of $2,000; (x) franchise agreement; or (xi) other agreement material to Puget’s or NHC’s business or not entered into in the ordinary course of business.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

N.	Complete Copies of Materials

Puget and NHC have delivered or made available true and complete copies of each document (or summaries of same) which have been requested in writing by the Glades Group’s Attorney-in-Fact.

O.	Restrictions on Business Activities

There is no agreement (assuming the Parties thereto other than Puget or NHC performed their respective obligations thereunder as required), judgment, injunction, order or decree binding upon Puget or NHC which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of Puget or NHC, any acquisition of property by Puget or NHC or the conduct of business by Puget or NHC as currently conducted or as currently proposed to be conducted.

P.	Accuracy of Representations or Warranties

1.	All of Puget’s and NRC’s representations and warranties as hereinabove stated will be true as of the date of this Agreement and on the Closing Date and the same will survive the Closing and be deemed incorporated, whether explicitly stated therein or not, into all documents or other instruments delivered by Puget and NHC to t Glades Group’s Attorney-in-Fact at the Closing.

2.	No representation, warranty, or statement of Puget or NHC omits or will omit to state any Material fact necessary to make such representation, warranty, or statement in this Agreement accurate and not misleading in any Material respect.

Article Four: Covenants

4.1	The Glades Group

A.	Promptly after execution of this Agreement, Glades GMC and PMP will comply with the requirements, if any, for the transactions contemplated hereby from regulatory authorities having jurisdiction over Glades, GMC, PCMG or PMP and will use their best efforts to promptly obtain such approval as well as any approvals required to maintain existing agreements in place with insurance carriers and other entities that generate clients or patients for Glades, GMC, PCMG or PMP or provide payments to Glades, GMC, PCMG or PMP for services rendered to clients or patients.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

C.	The Glades Declarants agree to promptly notify Puget and NHC of any event or occurrence or emergency not, in the reasonable judgment of the Glades Declarants, in the ordinary course of business of Glades, and any event which could, in the reasonable judgment of the Glades Declarants, have a Material adverse effect on Glades, GMC, PCMG or PMP or that could cause any of the representations, warranties, covenants, schedules or exhibits to be incorrect or misleading.

.	D.	Essential Personnel, Employment Agreements & Non-Competition

The continued availability of personnel essential to Glades’, GMC’s or PMP’s current and contemplated business operations and the expansion thereof both in terms of services provided and geographic area of operation are essential inducements to Puget’s and NHC’s entry into this Agreement, consequently:

1.	Each person designated prior to Closing by Puget or NHC as essential to Glades’, GMC’s or PMP’s current and contemplated business operations and the expansion thereof both in terms of services provided and geographic area of operation (hereinafter collectively and generically referred to as “Glades Group’s Essential Personnel”) shall, prior to the Closing, sign an employment agreement with Glades, GMC, PCMG or PMP as to which Puget and NHC will be deemed third party beneficiaries, in the format annexed hereto and made a part hereof as exhibit 4.1.D for a term of not less than three years, subject to non-disclosure and non-competition covenants for an additional two years.

2.	Essential personnel will include, but not be limited to, the Exchanging Securities Holders, the chief operating officers of Glades, GMC, PCMG and PMP, all of their personnel exercising functions comparable to executive officers and directors of corporations or partners in partnerships, and, their senior and supervisory medical personnel.

3.	Employment agreements with Glades Group’s Essential Personnel may not be modified or terminated without the prior specific written approval of Puget and NHC.

E.	The Glades Group’s Cash Equivalents & Liquid Assets

During the interim between the execution of this Agreement and the Closing, all Cash Equivalents and liquid assets of Glades, GMC, PCMG and PMP will be used only for operational and expansion related expenses rather than being distributed to the Glades Securities Holders or executives of Glades, GMC, PCMG or PMP so that, at the Closing, Glades, GMC, PCMG and PMP will have required Cash Equivalents and liquid assets on hand to seamlessly continue operations and expansion without requiring additional cash infusions.

F.	In conjunction with their association with Puget or NHC, the Glades Securities Holders will be subject to the judicially developed partnership opportunities doctrine, to wit: as a shareholder, officer or director of Puget or NHC and for a period of two years after the termination of such roles:

1.	The Glades Securities Holders shall not directly or indirectly employ, solicit for employment or recommend for employment any person employed by Puget or any Affiliate thereof nor directly or indirectly as an employee, contractor, officer, director, member, partner, agent, or equity owner, engage in any activity or business that competes or could reasonably be expected to compete with the business of Puget or any Affiliate thereof, except to the extent such activities by the Glades Securities Holders are approved by the Board of Directors of Puget and NHC.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

2.	The Glades Securities Holders shall direct any business opportunities to which they becomes privy and which are within the scope of the business activities of Puget and its Affiliates solely to Puget or NHC unless the Puget and NHC boards of directors notify them that they are not interested in such activity or, after a period of six months, fail to avail themselves of such opportunity.

3.	The Glades Securities Holders acknowledge that there is a substantial likelihood that the activities described in this Section would (a) involve the unauthorized use or disclosure of Puget’s or an Affiliate of Puget’s confidential information and that use or disclosure would be extremely difficult to detect, and (b) result in substantial competitive harm to the business of Puget or an Affiliate of Puget.

4.	The Glades Securities Holders have accepted the limitations of this Section as a reasonably practicable and unrestrictive means of preventing such use or disclosure of confidential information and preventing such competitive harm.

G.	The Glades Securities Holders will fully and on a timely basis comply with all obligations imposed on the Glades Securities Holders pursuant to the terms of this Agreement which call for action by the Glades Securities Holders, including, without limitation, agreeing to serve as officers or employees of NHC.

H.	The Glades Securities Holders will fully and on a timely basis comply with all obligations imposed on them pursuant to the terms of this Agreement, including those inferred in order to make representation and warranties accurate and use best efforts to assure that all conditions precedent are met.

4.2	Puget and NHC

A.	During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement, Puget and NHC agree that they will promptly notify the Glades Group’s Attorney-in-Fact of any event or occurrence or emergency which is not in the ordinary course of business of Puget or NHC and which is Material and adverse to the business of Puget or NHC.

B.	Puget and NHC will assist Glades, GMC, PCMG and PMP as required, to immediately initiate and faithfully and promptly prosecute all actions required to obtain consent to this Merger from all regulatory agencies, if any, having jurisdiction over Glades, GMC, PCMG or PMP and all entities involved in generating clients for Glades, GMC, PCMG or PMP or making payments to Glades, GMC, PCMG or PMP.

C.	Following execution of this Agreement, Puget will use its best efforts to complete the Limited Offering.

D.	Subsequent to the closing on the Limited Offering, Puget will use its best efforts to promptly bring all currently delinquent 34 Act Reports current with the Commission.

E.	Subsequent to the closing on the Limited Offering, Puget will issue a dividend in shares of its Class B Convertible Preferred Stock to holders of its Common Stock in conjunction with efforts to develop a trading market for its Class B Convertible Preferred Stock, the securities subject to such dividend to be registered with the Commission as required by Section 5 of the Securities Act and issued in compliance with applicable FINRA requirements in order to permit their free tradability.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

F.	Following final closing on the Limited Offering but not later than December 31, 2021, Puget will arrange for or enter into a three year revolving loan agreement with NHC on terms substantially similar to those of the Qest Revolving Loan Agreement but providing for a line of credit of up to $1,000,000 at any one time.

4.3	The Parties

A.	Confidentiality

1.	From the date hereof to and including the Closing Date, the Parties will maintain, and cause their directors, members, employees, agents and advisors to maintain in confidence and not disclose or use for any purpose except the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the Parties contained herein, information concerning the other Parties and obtained directly or indirectly from such Parties, or their directors, members, employees, agents or advisors, or as was in the possession of such Party prior to obtaining such information from such other Party as to which the fact of prior possession such possessing Party will have the burden of proof and such information as is or becomes:

a.	Available to the non-disclosing Party from third parties not subject to an undertaking of confidentiality or secrecy;

b.	Generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or

c.	Required to be disclosed under applicable law.

2.	In the event that the transactions contemplated hereby are not consummated, all such information in writing will be returned to the Party furnishing the same, including to the extent reasonably practicable, copies or reproductions thereof which may have been prepared.

B.	The Parties will promptly apply for or otherwise seek, and use their best efforts to obtain, all consents and approvals required to be obtained by them for the consummation of the Merger as contemplated by this Agreement and to obtain all consents, waivers and approvals under Glades’, GMC’s and PMP’s agreements, contracts, licenses or leases in order to preserve the benefits thereunder for NHC.

C.	Legal Requirements

The Parties will take all reasonable actions necessary to promptly comply with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any Party in connection with any such requirements imposed upon such other Party and will take all reasonable actions necessary to obtain (and will cooperate with the other Parties in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

D.	Best Efforts, Additional Documents & Further Assurances

1.	Each of the Parties to this Agreement will use their best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the Merger and the condition subsequent under this Agreement.

2.	Each Party, at the request of another Party, will execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

E.	Indemnification

1.	Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

2.	In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys’ fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

F.	Pre-Closing Business Development Cooperation

During the interim between the execution of this Agreement and the Closing, the Parties will collaborate to generate new clients and business opportunities for NHC.

Article 5: Conditions

5.1	Conditions to Obligations of Each Party to Effect the Merger

The respective obligations of each Party to this Agreement to effect the Merger will be subject to the conditions that no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger will be in effect, nor will any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor will there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

5.2	Additional Conditions to Obligations of the Glades Group

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

The obligations of the Glades Group to consummate and effect this Agreement and the transactions contemplated hereby will be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Glades Group’s Attorney-in-Fact:

A.	The representations and warranties of Puget and NHC in this Agreement will be true and correct in all Material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time and Puget and NHC will have performed and complied in all Material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

B.	The Glades Group’s Attorney-in-Fact will have been provided with a certificate executed on behalf of Puget and NHC by their president and chief financial Officer, treasurer or officer exercising such functions to the effect that, as of the Closing Date:

1.	All representations and warranties made by Puget and NHC under this Agreement are true and complete in all Material respects; and

2.	All covenants, obligations and conditions of this Agreement to be performed by Puget and NHC on or before such date have been so performed in all Material respects.

C.	Satisfactory Form of Legal and Accounting Matters.

1.	The form, scope and substance of all legal and accounting matters contemplated hereby and all documents and other papers delivered hereunder prior to and on the Closing Date will be reasonably acceptable to the Glades Group’s Attorney-in-Fact.

2.	The Glades Group’s Attorney-in-Fact will have received a legal opinion from legal counsel to Puget and NHC to the effect that all conditions precedent for which Puget is responsible have been met.

D.	There will not have occurred any event, fact or condition that has had or reasonably would be expected to have a Material adverse effect on Puget or NHC.

E.	Any and all consents, waivers and approvals required from third parties relating to the contracts and agreements of Puget and NHC so that the Merger and other transactions contemplated hereby do not adversely affect the rights of and benefits to the Glades Group hereunder will have been obtained.

5.3	Additional Conditions to the Obligations of Puget and NHC.

The obligations of Puget and NHC to consummate and effect this Agreement and the transactions contemplated hereby will be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Puget and NHC:

Representations, Warranties and Covenants.

A.	The representations and warranties of Glades Group Declarants in this Agreement will be true and correct in all Material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time and the Glades Group will have performed and complied in all Material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing Date.

B.	Puget and NHC will have been provided with a certificate executed on behalf of the Glades Group to the effect that, as of the Closing Date, all:

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

1.	Representations and warranties made by the Glades Group under this Agreement are true and complete in all Material respects; and

2.	Covenants, obligations and conditions of this Agreement to be performed by the Glades Group on or before such date have been so performed in all Material respects.

C.	Any and all consents, waivers and approvals required from third parties relating to the contracts and agreements of the Glades Group so that the Merger and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, Puget and NHC hereunder will have been obtained.

D.	The form, scope and substance of all legal and accounting matters contemplated hereby and all documents and other papers delivered hereunder prior to and on the Closing Date will be reasonably acceptable to Puget’s and NHC’s legal counsel.

E.	Puget will have received a legal opinion from legal counsel to the Glades Group to the effect that all conditions precedent for which they are responsible have been met.

F.	There will not have occurred any event, fact or condition which has had or reasonably would be expected to have a Material adverse effect on Glades, GMC, PCMG or PMP.

Article Six: Closing

6.1	Closing Date

A.	The Closing will take place at 10:00 o’clock on the morning of the 1st business day after the Parties exchange confirmation that all of the conditions precedent to the Closing have been either met or waived in writing and the Articles of Merger have been filed and accepted by the State of Florida’s Secretary of State’s Division of Corporations, it being anticipated by the Parties that Closing will take place prior to December 31, 2021.

B.	The Closing will take place at Puget’s offices in Boca Raton, Florida, or at such other time and place as may be agreed upon in writing by the Parties, provided that if the Closing has not been scheduled to take place prior to December 31, 2021, then, either Party may terminate this Agreement.

6.2	Items to be delivered at Closing by the Glades Securities Holders

A.	As of a date no earlier than the tenth business day prior to the Closing:

1.	Good standing certificates from the State of Florida attesting to the existence and good standing of Glades, GMC, PCMG and PMP;

2.	Resolutions adopted by Glades, GMC, PCMG and PMP approving all aspects of the transactions envisioned by this Agreement; and

3.	A certificate signed by the Glades Group’s Attorney-in-Fact attesting to the effect that all representations, warranties, exhibits and schedules pertaining to the Glades Group included in this Agreement remain materially true and accurate as of the Closing Date.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

4.	Executed Articles of Merger for filing with the State of Florida’s Department of State, Division of Corporations as called for by Florida Statutes Section 605.1025.

B.	An opinion from the Glades Group’s legal counsel, in form and substance acceptable to legal counsel for Puget and NHC addressing the compliance by the Glades Group with all conditions to the subject Closing.

C.	Such other items in connection with the foregoing as Puget’s and NHC’s attorney may reasonably have required within five business days prior to Closing in order to assist Puget, NHC and their officers and directors to comply with applicable laws and their responsibilities to Puget’s shareholders and the public in conjunction with the Merger.

6.3	Items to be delivered at Closing by Puget:

At the Closing, Puget will deliver the following to the Glades Group’s Attorney-in-Fact:

A.	As of a date no earlier than the tenth business day prior to Closing:

1.	Good standing certificates from the States of Nevada and Florida attesting to the continued corporate existence and good standing of Puget and NHC;

2.	Certified copies of resolutions passed by the boards of directors of Puget and NHC approving all aspects of the transactions envisioned by this Agreement; and

3.	A certificate signed by the presidents, chief financial officers and chief legal officers of Puget and NHC attesting to the fact that all representations, warranties, exhibits and schedules pertaining to Puget and NHC included in this Agreement remain materially true and accurate as of the Closing Date.

B.	An opinion from legal counsel to Puget and NHC in form and substance acceptable to the Glades Group’s Attorney-in-Fact addressing the compliance by Puget and NHC with all conditions to Closing.

C.	Such other items in connection with the foregoing as the Glades Group’s Attorney-in-Fact may reasonably have required within five business days prior to the Closing in order to assist the Glades Group to comply with applicable laws and their responsibilities in conjunction with the Merger.

D.	Delivery of the certificates for the Exchange Shares will be made directly to the Glades Securities Holders by the Exchange Agent within a reasonable time after the Closing unless such shares and all other outstanding shares of Puget Capital Stock are held in book entry form only.

E.	Executed Articles of Merger for filing with the State of Florida’s Department of State, Division of Corporations as called for by Florida Statutes Section 605.1025.

6.4	Completion of Closing

The Merger will be deemed completed when all of the opinions, certificates, memoranda, documents, updates and other items to be delivered and exchanged at Closing (generically referred to as the “Closing Documents”) have been delivered or exchanged and the executed Articles of Merger have been filed and accepted for filing by the State of Florida’s Department of State, Division of Corporations as called for by Florida Statutes Section 605.1025, provided that, if any of the Closing Documents are not delivered at Closing, the Party entitled to their receipt may, at his, her or its exclusive option, either:

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

A.	Waive receipt thereof, in writing, specifying the Closing Documents waived; or

B.	Suspend the Closing, as required to grant the non performing Party an opportunity to provide the missing Closing Documents, on such terms as the Party entitled to receipt of the missing Closing Documents may deem appropriate under the circumstances, specifying in writing the time by which the missing Closing Documents must be provided, the time the Closing will be reconvened, and the date on which the Closing will be deemed to have become effective.

Article Seven: Default or Termination

7.1	Termination.

This Agreement may be terminated and the Merger abandoned at any time prior to the Closing Date, as follows:

A.	By consent of all of the Parties.

B.	By Puget or NHC if neither is in Material breach of its obligations under this Agreement and there has been a Material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Glades Group and such breach has not been cured within fifteen days after notice to the Glades Group’s Attorney-in-Fact.

C.	By the Glades, GMC, PCMG or PMP if neither they nor the Glades Securities Holders are in Material breach of their respective obligations under this Agreement and there has been a Material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Puget or NHC and such breach has not been cured within fifteen days after notice to Puget and NHC.

D.	By any Party if:

1.	The Merger has not occurred by December 31, 2021, unless extended by Puget;

2.	There is a final nonappealable order of a federal or state court in effect preventing consummation of the Merger;

3.	There will be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or

4.	There will be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would:

a.	Prohibit NHC’s, Glades, GMC, PCMG or PMP’s operation of all or a Material portion of the business of Glades, GMC, PCMG or PMP or compel NHC to dispose of or hold separate all or a Material portion of the business or assets of Glades, GMC, PCMG or PMP as a result of the Merger; or

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

b.	Render any of the Parties legally unable to consummate the Merger, except for any waiting period provisions.

E.	Where action is taken to terminate this Agreement pursuant to this Section 7.1, it will be sufficient for such action to be authorized by the board of directors of Puget and NHC or the Glades Securities Holders, acting in unanimity.

7.2	Effect of Termination.

A.	In the event of termination of this Agreement as provided in Section 7.1, this Agreement will forthwith become void and there will be no liability or obligation on the part of the Parties or their respective members, officers, directors or shareholders.

B.	Failure of Conditions: Failure of a condition, whether precedent or subsequent, in and of itself, will not be deemed an event of default; however, the fact that a covenant or representation or warranty is also a condition precedent or subsequent will not excuse its non-performance or inaccuracy.

C.	Termination without Default: In the event that this Agreement is terminated other than as a result of a default by a Party, then the Parties will have no rights or obligations to each other as a result of this Agreement or the transactions contemplated hereby and this Agreement will become void and of no further force and effect.

D.	Default: In the event that this Agreement is terminated as a result of a default by a Party, the other Party or Parties will be entitled to such relief, restitution or damages as are legally or equitably available.

E.	In the event of termination, for whatever reason, notwithstanding anything in this Agreement to the contrary, Puget and NHC will be free to continue any complementary businesses developed by it with the assistance of the Glades Group.

Article Eight: Confidentiality

8.1	The Glades Group’s Business Information

A.	If this Agreement is terminated and the transactions contemplated hereby are abandoned at any time prior to the Closing Date, Puget and NHC will hold in strict confidence, all business, financial and other information about the Glades Group obtained from the Glades Group or its Affiliates and will promptly return to the Glades Group’s Attorney-in-Fact all documents received under this Agreement, and will not use for the benefit of itself or others in any way that may be competitive with or could be detrimental to the Glades Group, any such confidential information, except with reference to the heretofore described complementary businesses developed by Puget or NHC with the assistance of the Glades Group.

B.	Such obligations will continue for two years from termination, except as to return of materials, which will continue until all such are returned.

C.	Notwithstanding the foregoing, such obligation of confidentiality will not extend to any information which is shown to have been:

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

1.	Previously known to Puget or NHC;

2.	Generally known to others engaged in the trade or business of the Glades Group;

3.	Part of public knowledge or literature (other than where such information becomes public through the direct or indirect dissemination by Puget or NHC without the Glades Group’s consent);

4.	Lawfully received by Puget or NHC from a third party (not including the Glades Securities Holders), other than in connection with the consummation of the transactions contemplated hereby; or

5.	Disclosed pursuant to the mutual agreement of the Glades Group on one hand and Puget or NHC on the other.

8.2	Puget’s and NHC’s Business Information

A.	If this Agreement is terminated and the transactions contemplated hereby are abandoned at any time prior to the Closing Date, all members of the Glades Group will hold in strict confidence, for a period of two years, all business, financial and other information about Puget or NHC obtained from Puget or NHC and will return to Puget and NHC all documents received under this Agreement, and will not use for the benefit of itself or others in any way that may be competitive with or could be detrimental to Puget or NHC, any such confidential information.

B.	Notwithstanding the foregoing, such obligation of confidentiality will not extend to any information which is shown to have been:

1.	Previously known to the members of the Glades Group;

2.	Generally known to others engaged in the trade or business of Puget or NHC;

3.	Part of public knowledge or literature (other than where such information becomes public through the direct or indirect dissemination by members of the Glades Group without Puget’s consent);

4.	Lawfully received by members of the Glades Group from a third party (not including Puget or NHC), other than in connection with the consummation of the transactions contemplated hereby; or

5.	Disclosed pursuant to the mutual agreement of Puget and NHC on the one part and the members of the Glades Group, on the other.

Article 9. Miscellaneous

9.1	Expenses

Each of the Parties agrees to pay, without right of reimbursement from any other, the costs incurred by such Party incident to the preparation and execution of this Agreement and performance of their respective obligations hereunder, whether or not the transactions contemplated by this Agreement will be consummated, including, without limitation, the fees and disbursements of legal counsel, accountants and consultants employed by the respective Parties in connection with the transactions contemplated by this Agreement.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

9.2	Assignability

A.	No Party may assign or transfer its rights and obligations under this Agreement without the prior written approval of the other Parties.

B.	This Agreement will inure only to the benefit of and be binding upon the Parties and their respective successors and representatives and permitted assigns.

9.3	Counterparts & Electronic Execution

A.	This Agreement may be executed in any number of counterparts.

B.	All executed counterparts will constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

C.	Execution by exchange of electronic transmission will be deemed legally sufficient to bind the signatory.

9.4	Remedies

A.	No delay or omission on the part of any Party in exercising any right or remedy will operate as a waiver of said right or remedy or any other right or remedy.

B.	A waiver on any one occasion will not be construed as a bar to or a waiver of any right on any future occasion.

C.	Every right and remedy of a Party will be cumulative and in addition to every other right and remedy expressed in this Agreement or allowed by law or equity, and may be exercised singularly or concurrently.

9.5	Survival of Condition Subsequent, Representations and Warranties, Covenants

A.	The several representations, warranties and covenants of the Parties contained herein will survive the execution hereof and the Merger and will be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

B.	All conditions subsequent to the Merger and covenants to be performed subsequent to the Closing, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Merger and continue until the date the audit of Puget’s financial statements for the year ending October 31, 2023 has been completed and Puget has received a signed opinion from its independent auditors certifying such financial statements.

C.	All covenants to be performed after the Closing will continue indefinitely, subject to any geographical or temporal limitations imposed under applicable laws.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

9.6	Third-Party Beneficiaries

Neither this Agreement nor any provision hereof, nor any document or instrument executed or delivered pursuant to this Agreement, will be deemed to create any right in favor of or impose any obligation upon any person or entity other than the Parties and Puget.

9.7	Severability

Whenever legally possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be interpreted, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

9.8	Entire Agreement

A.	This Agreement and the agreements, instruments, exhibits and other writings referred to in this Agreement contain the entire understanding of the Parties with respect to the subject matter of this Agreement.

B.	There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein.

C.	This Agreement supersedes all prior agreements and understandings between the Parties with respect to its subject matter.

9.9	Amendments, Extensions & Waiver

A.	This Agreement may not be amended, changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof will be binding unless in writing and signed by the Parties against whom the amendment, change, termination or waiver is sought to be enforced.

B.	This Agreement may be amended by the Parties at any time before or after approval of matters presented in connection with the Merger to the shareholders of those Parties required by applicable law to so approve but, after any such shareholder approval, no amendment will be made which by law requires the further approval of shareholders of a party without obtaining such further approval.

C.	At any time prior to the Closing any Party may, to the extent legally allowed:

1.	Extend the time for the performance of any of the obligations or other acts of the other Parties;

2.	Waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto;

3.	Waive compliance with any of the agreements or conditions for the benefit of such Party contained herein; but

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

4.	Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

9.10	Exhibits

Each exhibit and schedule referenced in this Agreement will be annexed hereto or incorporated by reference herein and will be considered a part hereof as if set forth in the body hereof in full.

9.11	Negotiated Transactions

The provisions of this Agreement were negotiated by the Parties, this Agreement and the agreements, indentures and other instruments incidental hereto will be deemed to have been drafted by all of the Parties and this Agreement will not be interpreted more or less favorably in favor of or against a Party based on its authorship.

9.12	Governing Laws, Venue and Dispute Resolution

9.12.1	Jurisdiction & Venue

A.	The Parties each hereby submits to the jurisdiction of any state or federal court or private dispute resolution tribunal sitting in Palm Beach County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court or tribunal.

B.	The Parties each agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court or tribunal.

C.	Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

9.12.2	Applicable Law

This Agreement will be construed, interpreted and enforced in accordance with, and governed by, the laws of the State of Florida and venue for any proceeding arising hereunder, whether in law, equity, administration or alternate dispute resolution, will, to the extent legally permissible, lie exclusively in Palm Beach County, Florida.

9.12.3	Dispute Resolution

A.	In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

1.	First, the issue shall be submitted to mediation before a mediation service in Palm Beach County, Florida, to be selected by lot from six alternatives to be provided, three by Puget and three by the Glades Group’s Attorney-in-Fact.

2.	The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

B.	In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Palm Beach County, Florida to be selected by lot, from six alternatives to be provided, three by Puget and three by the Glades Group’s Attorney-in-Fact.

C.	Expenses:

1.	Expenses of mediation shall be borne by the Parties equally, if successful.

2.	Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

3.	If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties.

9.13	Notices

A.	All notices, demands or other communications given hereunder will be in writing and will be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To Puget: Karen Lynn Fordham, President; Puget Technologies, Inc.; 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432, with an email copy to info@Pugetco.com;

To the Glades Group: Carlos H. Arce, Esquire; Carlos H. Arce, Esquire: 2720 Northeast 53rd Court; Lighthouse Point, Florida 33064. Telephone and WhatsApp: +1 (305) 877-3204; email: carce@primarymedphysicians.com, Mr. Arce being responsible for forwarding of any such notices to each member of the Glades Group;

or such other address or to such other person as any Party will designate to the other for such purpose in the manner hereinafter set forth.

B.	At the request of any Party, notice will also be provided by overnight delivery, electronic transmission or e-mail, provided that a transmission receipt is retained.

9.14	Further Assurances

A.	From time to time after the Closing, Glades, GMC, PCMG, PMP and the Glades Securities Holders will execute and deliver, or cause their Affiliates to execute and deliver, to Puget and NHC such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by Puget, NHC or their counsel in order to carry out the purpose and intent of this Agreement.

B.	The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

9.15	Benefit of Agreement.

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

9.16	License

A.	This Agreement is derived from a form developed by Qest which claims property rights in this form of agreement which the Parties have recognized and agreed to protect.

B.	This form has been adapted for this transaction with the consent of Qest by the Parties respective legal counsel.

C.	Qest has granted the Parties and their counsel a non-royalty bearing right and license to copy to use, modify and adapt this form of agreement for any purpose specifically relating to this Agreement.

D.	The use hereof by the Parties is authorized hereby solely for purposes of this transaction and, the use of this form of agreement or of any derivation thereof without Qest’s prior written permission is prohibited.

E.	The Parties acknowledge that Qest is not a law firm, brokerage firms or regulated entity of any kind and that it has not provided the Parties with any advice concerning this Agreement, but rather, has indicated that each Party should consult its own legal counsel.

F.	The Parties hereby agree that this Agreement will not be more strictly construed based on its authorship.

9.17	Broker

A.	No person is entitled to any compensation from the Parties to this Agreement as a result of the transactions effected hereby.

B.	The Parties hereby agree to indemnify and hold each other harmless from and against any claims for brokerage or other commissions relative to the transactions contemplated by this Agreement based in any way on agreements, understanding or arrangements made or claimed to have been made by such Party with any third party.

In witness whereof, the Parties hereby have caused this Agreement to be duly executed as of the day and year set forth below.

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

PUGET TECHNOLOGIES, INC .

By:
Karen Lynn Fordham, President
Dated:October_________	, 2021	{Corporate Seal}
Attest:
Carlos H. Arce, Esquire, Secretary
State of Florida	}
County of Palm Beach } ss.:

On this ____ day of October, 2021, before me, a notary public in and for the county and state aforesaid, personally appeared Karen Lynn Fordham, to me known, and known to me to be the president of Puget Technologies, Inc., the above-described Nevada corporation, and to me known to be the person who executed the foregoing instrument, and acknowledged the execution thereof to be her free act and deed, and the free act and deed of Puget Technologies, Inc., for the uses and purposes therein mentioned. In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires:

{Seal}

Notary Public
NOW HEALTH CORP .

By:
Karen Lynn Fordham, President
Dated: October____	, 2021	{Corporate Seal}
Attest:
Carlos H. Arce, Esquire, Secretary
State of Florida	}
County of Palm Beach } ss.:

On this ____ day of October, 2021, before me, a notary public in and for the county and state aforesaid, personally appeared Karen Lynn Fordham, to me known, and known to me to be the president of Now Health Corp., the above-described Florida corporation, and to me known to be the person who executed the foregoing instrument, and acknowledged the execution thereof to be her free act and deed, and the free act and deed of Now Health Corp., for the uses and purposes therein mentioned. In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires:

{Seal}

Notary Public

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

The Glades Group:

Glades Medical Centers of Florida, LLC

Glades Medical Centers LLC

Personal Care Medical Group, LLC

Primary Medical Physicians, LLC and

The Glades Securities Holders

Dated: October___, 2021

By:
Carlos H. Arce, individually, as member and
authorized representative of Glades and PMP
and as Attorney-in-Fact for the Glades Group

By:
Robbie Chamoun, individually and as Managing
Member and Chief Executive Officer of Glades,
PCMGand GMC

By:
Daniel Sierra, individually and as aMember of
Glades

By:
Ramon A. Berenguer, individually, as member
of Glades and as managing Member of PMP

State of Florida }
County of Palm Beach } ss.:

On this ____ day of October, 2021, before me, a notary public in and for the county and state aforesaid, personally appeared Carlos H. Arce, individually and as attorney-in-fact for the Glades Group as defined in the foregoing Agreement; Robbie Chamoun, individually and as the managing member of Glades Medical Centers of Florida, LLC, Glades Medical Centers LLC, Personal Care Medical Group, Florida limited liability companies; Daniel Sierra, individually and as one of the four members of Glades Medical Centers of Florida, LLC, a Florida limited liability company; and, Ramon A. Berenguer, individually, as one of the four members of Glades Medical Centers of Florida, LLC, a Florida limited liability company, and as the managing member of Primary Medical Physicians LLC, a Florida limited liability company, all to me known and known to me to be the persons who executed the foregoing instrument on their own behalf and on behalf of Glades Medical Centers of Florida, LLC, a Florida limited liability company; Glades Medical Centers LLC, a Florida limited liability company; and, Primary Medical Physicians LLC, a Florida limited liability company; and acknowledged the execution thereof to be their free act and deed for the uses and purposes therein mentioned. In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires:

{Seal}

Notary Public

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/

Exhibits

Exhibit	Description	Disclosure
0.1	The Glades Securities Holders	Robbie Chamoun Daniel Sierra Carlos H. Arce Ramon A. Berenguer, MD
0.2	The Glades Securities Holders Powers of Attorney	Annexed separately
2.1.A	Allocation of the Exchange Shares among the Glades Securities Holders
2.2C.2	Exchange Shares Allocation
3.1	The Glades Group’s warranty exceptions
3.1.A	List of Glades Group’s Material contracts, agreements and understandings
3.1.C-1	Glades, GMC, PCMG and PMP Real Property
3.1.C.2	Glades, GMC, PCMG and PMP Leases
3.1.D	Glades, GMC, PCMG and PMP Permitted Encumbrances and Acceptable Liabilities
3.1.E	Exceptions to Glades, GMC, PCMG and PMP Tax Related Representations
3.1.F	Glades, GMC, PCMG and PMP subsidiaries
3.1.G	Glades, GMC, PCMG and PMP Employment Related Issues
3.1.H.6	Glades, GMC, PCMG and PMP consents required
3.1.I.2	Glades, GMC, PCMG and PMP Insurance Policies
3.1.J-1	Glades, GMC, PCMG and PMP Intellectual Property
3.1.J.7	Glades, GMC, PCMG and PMP Confidentiality Agreements	Annexed separately
3.1.K	Glades, GMC, PCMG and PMP Litigation
3.1.M	Glades Group’s Financial Statements	Annexed separately
3.1.M	Glades Group’s Financial Statements
3.2	Puget and NHC’s Warranty Exceptions
3.2.B	Puget securities issuance obligations
3.2.C	Puget and NHC post financial statement changes
3.2.M	List of Puget and NHC contracts and commitments
4.1.D	Glades Group’s Essential Personnel Agreements	Annexed separately

Please initial: Puget: _____ NHC: _____ Glades Group Attorney-in-Fact: _____

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1 561 2108535

info@pugettechnologies.com/ * https://pugettechnologies.com/